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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

General Growth Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAL GROWTH PROPERTIES, INC.
110 North Wacker Drive
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 27, 2012

To our stockholders:

        The 2012 Annual Meeting of Stockholders of General Growth Properties, Inc. will be held on April 27, 2012 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois 60606. At the meeting, our stockholders will consider the following items of business:

  1.
  To elect nine directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012;

  3.
  To approve, on an advisory basis, the compensation paid to the named executive officers;

  4.
  To approve the adoption of the General Growth Properties, Inc. Amended and Restated Employee Stock Purchase Plan; and

  5.
  To transact other business properly coming before the meeting.

        Each of these matters is described in further detail in the attached proxy statement. Only stockholders of record at the close of business on February 27, 2012 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

        We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

By order of the Board of Directors,
Chicago, Illinois March 16, 2012
Sandeep Mathrani Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 27, 2012

        The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.ProxyVote.com.

Your Vote Is Important

        Please use this opportunity to take part in our governance by voting your shares. Whether or not you plan to attend the meeting, please vote as promptly as possible in accordance with the instructions set forth in the attached proxy statement and related material.

        Only persons with an admission ticket or evidence of stock ownership or who are guests of the Company may attend and be admitted to the meeting. Photo identification will be required, such as a valid driver's license or passport.

  •
  If your shares are registered in your name, you must bring an admission ticket provided by us. Instructions regarding how to obtain an admission ticket are set forth in the attached proxy statement.

  •
  If your shares are registered in the name of a broker or other nominee, you will need to bring a proxy or a letter from that broker or other nominee or a recent brokerage account statement that confirms that you are the beneficial owner of those shares as of the record date.

        If you do not have either an admission ticket or proof that you own shares, you will not be admitted to the meeting. No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the meeting.

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GENERAL GROWTH PROPERTIES, INC.
110 North Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT

        The Board of Directors of General Growth Properties, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held on April 27, 2012 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois, and at any postponement or adjournment of the meeting. We are making this proxy statement (the "Proxy Statement") and related material available to our stockholders on or about March 16, 2012. In this Proxy Statement, we refer to General Growth Properties, Inc. as "GGP," "we," "us," "our" or the "Company" and we sometimes refer to our Board of Directors as the "Board."

ABOUT THE MEETING

Why am I receiving these materials?

        We are making these materials available to you on the Internet or, upon your request, delivering printed versions of these materials to you by mail, in connection with our Board's solicitation of proxies for use at our 2012 Annual Meeting of Stockholders (the "Annual Meeting" or the "meeting"). These materials include:

  •
  our Proxy Statement for the Annual Meeting; and

  •
  our 2011 Annual Report to Stockholders, which includes our audited consolidated financial statements.

        If you requested printed versions of these materials by mail, these materials also include the proxy card and an admission ticket for the Annual Meeting.

Who can vote?

        The Board has fixed the close of business (Eastern Time) on February 27, 2012 as the record date to determine who is entitled to receive notice of and to vote at the Annual Meeting. There were 937,599,557 shares of common stock, $0.01 par value per share, outstanding on the record date, each entitled to one vote. Only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

What is a Notice of Internet Availability of Proxy Materials, and can I obtain a printed copy of the proxy materials?

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials over the Internet. Accordingly, on or about March 16, 2012, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"), which contains instructions on how to access our proxy materials over the Internet and vote online. If you received the Notice, you will not receive a printed copy of our proxy materials by mail unless you request one not later than April 13, 2012. If you wish to receive a printed copy of our proxy materials for the Annual Meeting, you should follow the instructions included in the Notice for requesting those materials.

 What is the purpose of the Annual Meeting?

        At our Annual Meeting, our stockholders will vote upon the matters outlined in the accompanying notice of meeting, including:

  •
  the election of nine directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (see page 8);

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  the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012 (see page 55);

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  approval, on an advisory basis, of the compensation paid to the named executive officers (see page 57); and

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  approval of the adoption of the General Growth Properties, Inc. Amended and Restated Employee Stock Purchase Plan (the "ESPP") (see page 58).

        Management will report on GGP's performance during 2011 and respond to appropriate questions from stockholders. In addition, representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to respond to appropriate questions.

Do I need a ticket to attend the meeting?

        You will need an admission ticket or proof of share ownership to enter the meeting. If you hold shares directly in your name as a stockholder of record and have received a printed copy of our proxy materials, an admission ticket is attached to your printed proxy card. If you plan to attend the meeting, please vote your proxy prior to the meeting but keep the admission ticket and bring it with you to the meeting. If you have not received a printed copy of our proxy materials, please request an admission ticket by writing to us at: General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois 60606-1511, Attention: Corporate Secretary.

        If your shares are held beneficially in the name of a broker or other nominee and you wish to be admitted to the meeting, you must present proof of your ownership of our common stock, such as a proxy or a letter from that broker or other nominee or a recent brokerage account statement.

        All stockholders must also present a form of photo identification, such as a valid driver's license or passport, in order to be admitted to the meeting.

        No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the meeting.

What are the Board's voting recommendations?

        The Board of Directors recommends that you vote your shares FOR the election of each of the nominees to the Board (Proposal No. 1), FOR the ratification of the independent registered public accounting firm (Proposal No. 2), FOR the approval, on an advisory basis, of the compensation paid to the named executive officers (Proposal No. 3), and FOR the approval of the ESPP (Proposal No. 4).

What happens if additional proposals are presented at the meeting?

        Other than the matters described in this Proxy Statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If other matters are presented by or at the direction of the Board as permitted by our bylaws and you vote by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

 Who is entitled to vote?

        Only stockholders of record at the close of business (Eastern Time) on the record date, February 27, 2012, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or at any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

How do I vote my shares?

        If you are a "record" holder of our common stock (that is, if you hold your stock in your own name in the Company's stock records maintained by our transfer agent), you may vote over the Internet by following the instructions included in the Notice, or, if you received a printed copy of our proxy materials, you can also vote by mail or telephone. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. (Eastern Time) on April 26, 2012. Please see the Notice of Internet Availability of Proxy Materials or your proxy card for more information. If you sign and return a proxy for your shares, it will be voted as you direct and, if you do not provide direction on a matter to be voted on, your shares will be voted in accordance with the recommendations of the Board of Directors. You may also vote your shares by attending the Annual Meeting (for which an admission ticket is required) and voting in person by ballot at the meeting. For more information on how to do so, please see the Notice of Internet Availability of Proxy Materials and the form of proxy or the information provided to you by your broker, bank or other institutions holding your shares.

        If you hold shares of our common stock in "street name" (that is, through a broker, bank or other nominee), you will need to obtain a voting instruction form from the institution that holds your shares and follow the voting instructions on that form. It is important that you provide the broker, bank or other nominee who holds your shares with voting instructions on the matters to be voted on at the meeting. With respect to Proposal 1 (the election of directors), Proposal 3 (the approval, on an advisory basis, of compensation paid to named executive officers), and Proposal 4 (the approval of the ESPP), your broker or other institution generally will not be able to vote your shares unless you provide voting instructions. With respect to Proposal 2 (the ratification of the independent registered public accounting firm), your broker or other nominee in certain circumstances may be able to vote your shares in its discretion without voting instructions from you.

Can I change my vote?

        If you are a "record" holder, you may revoke a previously submitted proxy and change your vote by:

  •
  voting again over the Internet or by telephone by 11:59 p.m. (Eastern Time) on April 26, 2012 (only the latest Internet or telephone proxy will be counted);

  •
  properly executing and delivering a later-dated proxy card (your proxy must be received by the close of business (Eastern Time) on April 26, 2012);

  •
  voting by ballot at the Annual Meeting; or

  •
  sending a written notice of revocation to our Corporate Secretary at our principal executive offices, 110 North Wacker Drive, Chicago, Illinois 60606 (your notice must be received by the close of business (Eastern Time) on April 26, 2012).

        If you hold shares of our common stock in "street name," you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

 Who will bear the costs of soliciting votes for the meeting?

        Your proxy is being solicited by the Board on behalf of the Company. GGP will bear the entire cost of the solicitation of proxies from its stockholders. In addition to sending stockholders these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

What constitutes a quorum?

        If a majority of the shares of common stock outstanding on the record date are present in person or represented by proxy at the Annual Meeting, we will have a quorum, permitting the conduct of business at the Annual Meeting. As of the record date, we had 937,599,557 shares of common stock outstanding and entitled to vote. Abstentions and broker non-votes are counted as present in person or represented by proxy for purposes of determining whether a quorum exists.

What is a broker non-vote?

        A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How are shares held by a broker or nominee voted?

        Under New York Stock Exchange ("NYSE") rules, the ratification of the selection of an independent registered public accounting firm (Proposal No. 2), is considered a "routine" matter, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. However, brokers may not vote on the other proposals contained in this Proxy Statement, which are considered "non-routine" proposals, unless they have received voting instructions from the beneficial owner. To the extent that they have not received voting instructions, brokers report such number of shares as "non-votes."

How are shares held in the General Growth 401(k) Savings Plan voted?

        If you hold your stock through the General Growth 401(k) Savings Plan (the "Savings Plan"), you have the right to instruct the trustees of the Savings Plan how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustee of the Savings Plan will have the voting instructions of each participant in the Savings Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing the Savings Plan's shares for inclusion in the tally at the Annual Meeting. If you hold shares in this Savings Plan and do not vote, the Savings Plan trustee will vote your shares (along with all other shares in the Savings Plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the Savings Plan. In order for your instructions to be followed, you must provide instructions for the shares you hold through the Savings Plan by returning your completed and signed proxy card by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by the day before the meeting date, or by voting over the telephone or the Internet by 11:59 p.m. (Eastern Time) on the day before the meeting date.

 How will the proxy holders vote?

        The Board selected the persons named in the accompanying proxy, who have advised the Company that they intend to vote the shares represented by all properly executed and unrevoked proxies received by them FOR each of the Board nominees for director, FOR proposals 2, 3, and 4, if no contrary instructions are given. Further, either of these named persons will vote on any other matter which may come before the Annual Meeting in accordance with their best judgment.

What is the voting requirement to approve each of the proposals?

  •
  With respect to Proposal 1, the election of directors, any director receiving the majority of votes cast (meaning that the number of votes cast "for" a director must exceed 50% of the total number of votes cast "for" and "against" that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the shares present in person or by proxy at any such meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are not counted in the determination of votes cast, and thus do not have a direct effect on the outcome of voting for directors. Under Delaware law, if an incumbent director is not re-elected, the director will continue to serve on the Board as a "holdover director." If any incumbent director is not re-elected, under our Corporate Governance Guidelines, the director is required to tender his or her resignation for consideration by the Board. The Nominating and Governance Committee will consider the resignation, evaluating the best interest of the Company and its stockholders, and make a recommendation to the Board on whether to accept or reject the resignation. Each of the nominees has consented to serve as a member of the Board of Directors if he or she is re-elected. If any nominee is unable to serve if elected, it is intended that the proxies will be voted for the election of the other remaining nominees and may be voted for any substitute nominees of the Board. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

  •
  With respect to Proposal 2, to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be required to ratify the proposal. Abstentions will therefore have the same effect as negative votes.

  •
  With respect to Proposal 3, to approve, on an advisory basis, the Company's executive compensation, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be required to adopt the proposal. Abstentions will therefore have the same effect as negative votes. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved.

  •
  With respect to Proposal 4, to approve the adoption of the ESPP, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be required to adopt the proposal. Abstentions will therefore have the same effect as negative votes. Broker non-votes will have no effect for the purpose of determining whether the proposal has been approved.

NYSE rules do not allow brokers discretionary authority to vote in the election of directors (Proposal 1), in the approval, on an advisory basis, of executive compensation (Proposal 3), or in the approval of the ESPP (Proposal 4). Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on Proposals 1, 3, or 4. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted in these matters.

 INVESTMENT AGREEMENTS

        In April 2009, GGP, Inc. (formerly General Growth Properties, Inc. and referred to as "Old GGP") and certain of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code, in the United States Bankruptcy Court of the Southern District of New York (the "Bankruptcy Court"). We refer to these filings as the "bankruptcy" or the "Chapter 11 Cases." On October 21, 2010, the Bankruptcy Court entered an order confirming the plan of reorganization (the "Plan"). The Plan became effective and Old GGP emerged from bankruptcy on November 9, 2010 (the "Effective Date").

        Pursuant to a series of restructuring transactions contemplated by the Plan, the Company was formed as a new entity, New GGP, Inc., and then subsequently renamed General Growth Properties, Inc. The Company then became the successor to Old GGP. Old GGP became a wholly owned subsidiary of the Company, and stockholders of Old GGP received shares of the Company.

        In order to fund a portion of the Plan, GGP entered into investment agreements (collectively, the "Investment Agreements") with affiliates of Brookfield Asset Management, Inc. (collectively, with its designees, as applicable, "Brookfield Investor"), affiliates of Fairholme Funds, Inc. ("Fairholme"), and affiliates of Pershing Square Capital Management ("Pershing Square," and together with Brookfield Investor and Fairholme, the "Plan Sponsors"), pursuant to which the Plan Sponsors, together with Blackstone Real Estate Partners VI L.P. ("Blackstone"), paid, on the Effective Date, $6.3 billion. On the Effective Date, GGP also issued warrants to purchase our common stock to the Plan Sponsors and Blackstone.

        Pursuant to the Investment Agreements, our Board of Directors is required to have nine members, three of whom were designated by Brookfield Investor ("Brookfield Designees") and one of whom was designated by Pershing Square. Pershing Square's right to designate a director only applied to the initial Board of Directors of GGP. Brookfield Investor's right to designate three directors will continue so long as Brookfield Investor beneficially owns at least 20% of our common stock on a fully diluted basis, with such right reducing to two directors if Brookfield Investor beneficially owns between 15% and 20% of our common stock on a fully diluted basis and one director if Brookfield Investor beneficially owns between 10% and 15% of our common stock on a fully diluted basis. Brookfield Investor will have no right to designate a director if it beneficially owns less than 10% of our common stock on a fully diluted basis.

        Pursuant to the terms of the Investment Agreements, the Company is obligated to nominate the Brookfield Designees, as part of its slate of directors and use its reasonable best efforts to have such persons elected to the Company's Board of Directors (subject to applicable law and NYSE rules). The Brookfield Designees are subject to such eligibility criteria as are applied in good faith by the Nominating and Corporate Governance Committee of the Company and the Board of Directors to other candidates. See "Director Nomination Process" below.

        The Brookfield Investor may designate a Brookfield Designee's replacement upon the death, resignation, retirement, disqualification or removal from office of such designee. In addition, subject to applicable law and NYSE rules, the Brookfield Designees must have proportional representation on any committee of the Board of Directors, except for special committees established for potential conflict of interest situations involving Brookfield Investor or any affiliate thereof, and except that only designees who qualify under the applicable rules of the applicable stock exchange or the SEC may serve on committees where such qualification is required.

        In accordance with the Investment Agreements, Messrs. Clark, Flatt and Madon were designated as directors, and Mr. Flatt was designated to serve as the initial chairman of the Company's Board of Directors by Brookfield Investor. Mr. Schreiber was designated as a director by Pershing Square.

        In addition, pursuant to the standstill agreements entered into between us and the Plan Sponsors, in connection with any stockholder meeting or consent solicitation relating to the election of members of the Board, Brookfield Investor may vote all of its shares of common stock as it wishes with respect to its nominees referred to in the preceding paragraph and, with respect to other nominees, may vote shares representing up to 10% of the outstanding common stock as it wishes but must vote the rest of its shares in proportion to the votes cast by other stockholders (excluding shares contractually required to be voted in proportion to the total number of votes cast pursuant to the standstill agreements), and Pershing Square may vote shares representing up to 10% of the outstanding common stock as it wishes, but it must vote the rest of its shares in proportion to the votes cast by other stockholders (excluding shares contractually required to be voted in proportion to the total number of votes cast pursuant to the standstill agreements).

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board of Directors unanimously recommends a vote
FOR the nine Board of Directors' nominees (Item 1 on the Proxy Card).

        Our Board of Directors is currently comprised of nine members. Each of the Company's directors serves for a one-year term and is subject to annual election by the stockholders. Accordingly, the stockholders will be asked to elect nine directors at the Annual Meeting. Each director will hold office until the Annual Meeting of Stockholders in 2013, and until a successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Board of Directors, based on the recommendation of the Nominating and Governance Committee, has nominated the persons set forth below for a term of office commencing on the date of this year's Annual Meeting and ending on the date of the Annual Meeting of Stockholders in 2013 and until their respective successors are duly elected and qualified, or until his or her earlier death, resignation or removal. Each of these persons currently serves as a member of the Board.

Director Nomination Process

        The Nominating and Governance Committee annually selects candidates that it recommends to the Board of Directors to be nominees of the Board of Directors for election by the stockholders as directors. In addition, the Nominating and Governance Committee also selects candidates that it recommends to the Board of Directors for election as directors to fill vacancies. The Nominating and Governance Committee reviews with the Board, on an annual basis, the requisite experience, qualifications, attributes and skills of director nominees. The Nominating and Governance Committee considers many factors in identifying and recommending nominees for positions on the Board. This assessment includes independence, as well as consideration of factors such as integrity, objectivity, judgment, leadership, age, skills, experience and ability to devote adequate time to Board duties. Director nominees must possess appropriate qualifications and reflect a reasonable diversity of personal experience and background to promote our strategic objectives and to fulfill responsibilities as directors to our stockholders. In considering candidates, the Nominating and Governance Committee considers the background and qualifications of the directors as a group, and whether the candidates and existing directors together will provide an appropriate mix of experience, knowledge and attributes that will allow the Board to fulfill its responsibilities. The Nominating and Governance Committee and the Board do not have a formal diversity policy; however, in identifying nominees for director, the Nominating and Governance Committee considers a diversity of professional experiences, perspectives, education and backgrounds among the directors to ensure that a variety of perspectives are represented in Board discussions and deliberations concerning our business. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Governance Committee does not set specific minimum qualifications that candidates must meet in order for it to recommend them to the Board of Directors, but rather believes that each candidate should be evaluated based on his or her merits, taking into account the needs of the Company and the composition of the Board of Directors as a whole.

        The Nominating and Governance Committee uses the same criteria to evaluate director candidates designated by Brookfield Investor pursuant to the Investment Agreements as it uses for all other candidates. See "Investment Agreements with Plan Sponsors" for a description of such designation rights.

        In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from members of the Board, management,

stockholders and others. The Nominating and Governance Committee will consider candidates recommended by stockholders, and those candidates will be evaluated in the same manner as other candidates. The Nominating and Governance Committee assesses which candidates appear to best fit the needs of the Board and the Company and interviews and evaluates those candidates. Candidates selected by the Nominating and Governance Committee are recommended to the full Board of Directors. After the Board of Directors has approved a candidate (other than those designated pursuant to the Investment Agreements), the Board determines how to extend an invitation to join the Board.

        In 2010, the Nominating & Governance Committee initially engaged Ferguson Partners Ltd. ("Ferguson Partners") to assist it in identifying potential director candidates. In 2011, Ferguson Partners was engaged to assist in the search for and retention of a new chief financial officer. In the future, the Nominating and Governance Committee may choose to use outside consultants to help identify potential candidates and has sole authority to retain such outside consultants for this purpose.

Board of Directors and Nominees

        The current members of our Board of Directors are set forth below, along with a description of their business experience, directorships during the past five years and qualifications, attributes and skills. Each of the members of our Board of Directors is standing for re-election as a nominee of the Board of Directors and has agreed to serve if elected.

Name, Term and Age	Director Biographical Information
Richard B. Clark Director since November 2010 Age, 53	Mr. Clark has served as a director of GGP since November 2010. Mr. Clark is the Senior Managing Partner, Property Operations of Brookfield Asset Management Inc. ("Brookfield Asset Management") and a Director of Brookfield Office Properties Inc. ("Brookfield Properties"). Mr. Clark joined Brookfield Asset Management in 1996 and is responsible for its real estate operations. Mr. Clark is the Chief Executive Officer of Brookfield Properties, and formerly was the President of its U.S. Commercial Operations. Mr. Clark has been employed with Brookfield Properties' predecessors since 1984 in various executive roles. Mr. Clark holds a business degree from the Indiana University of Pennsylvania.

Key Attributes, Experience and Skills:
Mr. Clark's extensive experience in private equity, particularly in the real estate industry, allows him to make key contributions to our Board of Directors on investment and other strategy matters. Mr. Clark is a Brookfield Investor director pursuant to the terms of its agreement with the Company described under "Investment Agreements."

Name, Term and Age	Director Biographical Information
Mary Lou Fiala Director since November 2010 Age, 60

Ms. Fiala has served as a director of GGP since November 2010. Ms. Fiala is the Co-Chairman of LOFT Unlimited, a personal financial and business consulting firm in Jacksonville, Florida. Ms. Fiala served as President and Chief Operating Officer of Regency Centers Corporation ("Regency"), a real estate investment trust (a "REIT") specializing in the ownership and operation of grocery anchored shopping centers, from January 1999 to December 2008. She was named Vice Chairman and Chief Operating Officer in January 2009, a position she served in until December 2009. In her role as Vice Chairman and Chief Operating Officer, Ms. Fiala was responsible for the operational management of Regency's retail centers nationwide. She is a current member of the Board of Directors for Regency, Build-A-Bear Workshop, Inc., Stir Crazy, Inc. and CNL Macquarie Global Growth Trust. Ms. Fiala also served as the 2008 - 2009 Chairman of the International Council of Shopping Centers. Ms. Fiala earned a bachelor's degree in science from Miami University.

Key Attributes, Experience and Skills:
Ms. Fiala has extensive operational experience in the retail industry, which brings the perspective of our tenants to our Board of Directors. Prior to working with Regency, Ms. Fiala served as Managing Director of Security Capital Global Strategic Group Incorporated, where she was responsible for the development of operating systems for the firm's retail-related initiatives. Previously, she also served as Senior Vice President and Director of Stores for Macy's East/Federated Department Stores, where she was responsible for 19 Macy's stores in five states, generating more than $1 billion in sales volume. Before her tenure at Macy's, Ms. Fiala was Senior Vice President of Henri Bendel and Senior Vice President and Regional Director of stores for Federated's Burdine's Division. Her prior leadership roles allow her to provide to our Board of Directors insight on management and operational initiatives.

J. Bruce Flatt Director since November 2010 Chairman of the Board Age, 46

Mr. Flatt has served as a director and Chairman of the Board of GGP since November 2010. Mr. Flatt has been Chief Executive Officer of Brookfield Asset Management since February 2002 after joining Brookfield in 1990. Mr. Flatt holds a business degree from the University of Manitoba.

Name, Term and Age	Director Biographical Information

Key Attributes, Experience and Skills:
Mr. Flatt has been instrumental in the global expansion of the asset management business of Brookfield Asset Management throughout the last twenty years. In this capacity, Mr. Flatt has served on over 15 public company boards, acted as chairman of a number, and been instrumental in the launch of a number of public companies across the global capital markets. Mr. Flatt's extensive experience in serving on the boards of public companies, including as chairman of the board, gives him valuable insight in the operations of public companies, and his long-time experience at Brookfield Asset Management, particularly in property operations, provides him with knowledge in financial investments and strategy in our industry that benefit our Board of Directors. Mr. Flatt is a Brookfield Investor director pursuant to the terms of its agreement with the Company described under "Investment Agreements."

John K. Haley Director since September 2009 Age, 61

Mr. Haley has served as a director of GGP since September 2009. Mr. Haley was a partner at Ernst & Young LLP in Transaction Advisory Services from 1998 until 2009 and led the Transaction Advisory Services practice in Boston, Massachusetts. Prior to that, he was an Audit Partner at Ernst & Young LLP from 1988 until 1997, where he served as audit partner on a variety of public and private companies. He is a current member of the Board of Directors of Body Central Corp. and JWC Acquisition Corp. Mr. Haley holds a degree in accounting from Northeastern University and has completed executive programs at Harvard Business School, Northwestern University and Babson College.

Key Attributes, Experience and Skills:
Mr. Haley has financial expertise and significant experience in SEC registrations, restructurings, special investigations and forensic investigations. Mr. Haley has given expert testimony on financial and accounting matters, and has experience in the real estate and retail industries. Mr. Haley is a member of the American Society of Certified Public Accountants and serves as a member of the Town of Wellesley Advisory Committee. Mr. Haley's extensive professional accounting and financial experience, including with respect to public company requirements and SEC registrations, allow him to provide key contributions to the Board of Directors on financial, accounting and corporate governance matters.

Cyrus Madon Director since October 2010 Age, 46

Mr. Madon has served as a director of GGP since October 2010. Mr. Madon is the Senior Managing Partner of Brookfield Asset Management responsible for private equity and finance activities and has been a member of the Brookfield Asset Management team since 1998. Mr. Madon holds a business degree from Queen's University.

Name, Term and Age	Director Biographical Information

Key Attributes, Experience and Skills:
Mr. Madon's experience in restructuring, corporate finance and banking, particularly in the real estate industry, allow him to make valuable contributions to the Board of Directors on such matters. Mr. Madon has extensive experience in restructuring, corporate finance, and merchant banking across a broad range of industries, including real estate, real estate services and manufacturing. Mr. Madon is a Brookfield Investor director pursuant to the terms of its agreement with the Company described under "Investment Agreements."

Sandeep Mathrani Director since January 2011 Chief Executive Officer Age, 49

Mr. Mathrani has served as a director of GGP since January 2011 when he also became the Company's Chief Executive Officer. Prior to joining the Company, Mr. Mathrani was the President of Retail for Vornado Realty Trust and was responsible for all of its U.S. Retail Real Estate and India Operations. Mr. Mathrani holds a Master of Engineering, Master of Management Science, and Bachelor of Engineering from Stevens Institute of Technology.

Key Attributes, Experience and Skills:
Vornado Realty Trust is one of the largest REITs in the country, with a total capitalization of over $31 billion. The Retail division consists of over 200 owned and/or managed properties located in twenty-one states and Puerto Rico, totaling over 31 million square feet. A real estate industry veteran with over 20 years of experience, Mr. Mathrani joined Vornado in February 2002 after having spent eight years with Forest City Ratner, where he was Executive Vice President responsible for that company's retail development and related leasing in the New York City metropolitan area. Mr. Mathrani's leadership role with the Company as well as his prior leadership roles at real estate companies provide him with key experience in business and in the real estate industry and contribute to his ability to make strategic decisions with respect to our business. In addition, his in-depth knowledge of our business strategy and operations due to his role as our Chief Executive Officer enable him to provide valuable contributions and facilitate effective communication between management and the Board.

Name, Term and Age	Director Biographical Information
David J. Neithercut Director since November 2010 Age, 56

Mr. Neithercut has served as a director of GGP since November 2010. Mr. Neithercut is the President and Chief Executive Officer and a member of the Board of Trustees of Equity Residential, a REIT focused on the acquisition, development and management of apartment properties in various U.S. markets. Mr. Neithercut has been the President of Equity Residential since May 2005 and became Chief Executive Officer and a trustee of Equity Residential in January 2006. Mr. Neithercut joined Equity Residential in 1995 as the company's Chief Financial Officer and served in that capacity until August 2004 when he was named Executive Vice President—Corporate Strategy. Prior to joining Equity Residential, Mr. Neithercut was Senior Vice President of Finance for Equity Group Investments, an affiliate of Equity Residential's predecessor company. Mr. Neithercut is a member of the Executive Committee of the National Multi Housing Council, a member of the Urban Land Institute and a member of the Executive Committee of the National Association of Real Estate Investment Trusts. Mr. Neithercut holds a bachelor's degree from St. Lawrence University and an M.B.A. from the Columbia University Graduate School of Business.

Key Attributes, Experience and Skills:
Mr. Neithercut's leadership experience in working with residential REITs, as well as his membership in industry committees, provides our Board with valuable insight and knowledge into REIT operations and strategy and the REIT industry in general.

Mark R. Patterson Director since July 2011 Age, 51

Mr. Patterson has served as a director of GGP since July 2011. Mr. Patterson is the Chairman and Chief Executive Officer of Boomerang Systems, Inc., a manufacturer of automated robotic parking and storage systems. Until January 2009, Mr. Patterson was the Managing Director and Head of Real Estate Global Principal Investments of Merrill Lynch where he oversaw the principal investing activities of the firm. Mr. Patterson joined Merrill Lynch in April 2005, as the Global Head of Real Estate Investment Banking and in 2006 also became the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, Mr. Patterson spent 16 years at Citigroup where he was the Global Head of Real Estate Investment Banking since 1996. Previously, Mr. Patterson was with Chemical Realty Trust in New York from 1987 to 1989 as an Associate in the Real Estate Investment Banking Group. He was an auditor of real estate companies in the Real Estate Division of Arthur Anderson and Co. in Houston, Texas from 1982 to 1985. Mr. Patterson holds a B.A. from the College of William and Mary and an M.B.A. from the Darden School of Business at the University of Virginia.

Name, Term and Age	Director Biographical Information

Key Attributes, Experience and Skills:
Mr. Patterson has been involved in a wide range of advisory assignments, initial public offerings and financings that have spanned virtually all property types. Many of these transactions are notable because they were some of the largest of their type or represented new financing trends in global real estate finance. Although based in the United States, Mr. Patterson has had extensive global experience overseeing both Merrill Lynch's and Citigroup's real estate activities worldwide. Mr. Patterson is also a Certified Public Accountant.

John G. Schreiber Director since October 2010 Age, 65

Mr. Schreiber has served as a director of GGP since October 2010. Mr. Schreiber is the President of Centaur Capital Partners, Inc. and a Partner and Co-Founder of Blackstone Real Estate Advisors. Mr. Schreiber has overseen all of Blackstone's real estate investments since 1992. Previously, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company and AMLI Residential Properties Trust and he currently serves on the board of JMB Realty Corp. and a number of mutual funds managed by T. Rowe Price Associates. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.

Key Attributes, Experience and Skills:
Mr. Schreiber has extensive experience in overseeing financial investments in the real estate industry, and he has held leadership roles focused on shopping center development and strategy. His investment and operational experience contribute to our Board of Directors. Mr. Schreiber was initially a Pershing Square director pursuant to the terms of its agreement with the Company described under "Investment Agreements."

CORPORATE GOVERNANCE

Board Meetings and Attendance

        During 2011, the Board of Directors of GGP held 11 meetings. Each of the incumbent directors of the Company attended at least 90% of all meetings of the Board and those Board committees on which he or she served during 2011. The Company encourages its Board members to attend annual meetings of its stockholders. All Board members then serving attended the Company's annual meeting of stockholders in 2011.

Meetings of Non-Employee Directors

        The non-employee directors hold regular meetings without any member of management present. Mr. Flatt, the independent Chairman of the Board, presided over all meetings of the non-employee directors.

Board Leadership Structure

        It is the current policy of the Board that the role of Chairman and Chief Executive Officer are separate, and that the Chairman is independent within the meaning of the NYSE listing standards. Therefore, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons. The Board believes the current structure is appropriate and effective for the Company. The Board believes that there are advantages to having an independent Chairman of the Board for matters such as communications and relations between the Board, the Chief Executive Officer, and other senior leadership; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust senior leadership, Board, and Chief Executive Officer evaluation processes. In addition, the Board believes that the current leadership structure helps to ensure that the appropriate level of oversight, independence and responsibility is applied to all Board decisions, including risk oversight. The duties of the independent Chairman of the Board include: working with the Chief Executive Officer and other directors to set the agenda for the Board meetings; presiding over all meetings of the Board, the Annual Meeting and executive sessions of the independent directors; and serving as the principal liaison on Board-wide issues. The Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management.

Risk Oversight

        The Company is exposed to a wide variety of risks in its business activities, including market, strategic, operational, financial, legal, competitive and regulatory risks. Our Board of Directors is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. Our Board, as a whole, directly administers its risk oversight function through regular interactions with our management and, from time to time, input from independent advisors. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our business strategy at least annually is a key part of its oversight of risk management, its assessment of management's appetite for risk and its determination of what constitutes an appropriate level of risk for GGP. The Board receives updates in the ordinary course from management and outside advisors regarding risks we face, including litigation and various operating risks. The risk oversight function is also administered through the standing committees of our Board of Directors, which oversee risks inherent in their respective areas of responsibility, reporting to our Board regularly and involving our Board as necessary.

        Our Board committees oversee certain aspects of risk management as follows:

  •
  The Audit Committee assists the Board in the oversight of the Company's risk management process. The Audit Committee is responsible for overseeing risk management as it relates to GGP's financial condition, financial statements, financial reporting process and accounting matters, the adequacy of our risk-related internal controls, and internal investigations. The Audit Committee reviews and discusses with management and the independent auditor the Company's major financial risk exposures and any significant non-financial risk exposures, and related policies and practices to assess and control such exposures, including the Company's risk assessment and risk management policies. The Audit Committee also reviews the role of the Board in the oversight of the Company's risks. Furthermore, a Risk Management Committee, composed of senior managers from each of the Company's major business areas, periodically reports to the Audit Committee. The Risk Management Committee discusses the management and mitigation of the Company's major strategic risks, shares information on risk management across the Company and manages risk in their functional area, as well as monitoring major emerging risks.

  •
  The Compensation Committee is responsible for overseeing GGP's overall compensation practices, policies and programs and assessing the risks associated with such practices, policies and programs, including risks related to the executive officer compensation programs such as those that are attendant to incentive-driven compensation plans.

  •
  The Nominating and Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and GGP's corporate governance, including evaluating and considering evolving corporate governance best practices.

        The Board and its relevant committees review with GGP's management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in GGP's strategic decisions, the Board and the relevant committees do not view risk in isolation, but discuss risk throughout the year in relation to proposed actions and initiatives. Further, we believe that our current leadership structure, including that of having an independent Chairman, enhances the Board's ability to oversee the Company's risks.

Committees of the Board of Directors

        Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. The current standing committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board may, however, from time to time, establish or maintain additional committees as necessary or appropriate. The table below shows current membership for each of the standing Board committees.

Audit Committee	Nominating and Governance Committee	Compensation Committee
Mary Lou Fiala	Richard B. Clark*	Mary Lou Fiala
John K. Haley*	John K. Haley	Cyrus Madon
David J. Neithercut	Mark R. Patterson	John G. Schreiber*

*
Denotes Chair.

        Committee members and Chairs are appointed by the Board upon recommendation of the Nominating and Governance Committee with consideration of the desires of individual directors. The Board considers rotating committee members periodically, but the Board does not have a rotation policy.

        The Board and each standing committee have the power to hire independent legal, financial or other advisers as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. Directors have complete access to the Board's advisers.

        Each of the committees operates under a written charter. Copies of these charters can be obtained from our website at www.ggp.com under the "Investors—Corporate Governance" heading or by writing to our Corporate Secretary at our principal executive offices.

Audit Committee

        The Board has a separately-designated standing Audit Committee, established in accordance with the requirements of the SEC. The Audit Committee currently consists of Messrs. Haley (Chairman) and Neithercut and Ms. Fiala. The Board of Directors has affirmatively determined that all of the members of the Audit Committee meet the requirements for independence and expertise, including financial literacy for the purposes of serving on the audit committee, under applicable NYSE listing standards and SEC rules. The Board of Directors has also determined that Mr. Haley qualifies as an "audit committee financial expert" under applicable SEC rules.

        The primary purpose of the Audit Committee is to assist the Board's oversight of:

  •
  the quality and integrity of the Company's financial statements;

  •
  the Company's systems of control over financial reporting and disclosure controls and procedures;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications, performance and independence;

  •
  the performance of the Company's internal audit function and independent auditors; and

  •
  related party transactions.

        The Audit Committee also prepares the report required to be prepared by the committee and included in the Company's annual meeting proxy statement pursuant to SEC rules.

        The Audit Committee has the authority to retain and compensate independent legal, accounting, or other advisors and experts and the Company will provide appropriate funding for the compensation of any such advisors. The Audit Committee has the sole authority (on behalf of the Company) to appoint, retain or replace the Company's independent registered public accounting firm, who reports directly to the Audit Committee, although the Audit Committee has a policy of seeking stockholder ratification of the appointment of the Company's independent registered public accounting firm, as described in Proposal 2. The Audit Committee meets with the independent auditor without any member of management present, prior to release of the annual audited financial statements, to discuss the independent registered public accounting firm's views about the qualitative aspects of the Company's financial reporting.

        The Audit Committee is empowered to investigate any matter brought to its attention with full access to the Company's books, records, facilities and personnel. Further, the Audit Committee may form and delegate authority to subcommittees when appropriate.

        Finally, the Audit Committee reviews and discusses with management and the independent auditor the Company's major financial risk exposures and the steps management has taken to monitor any significant non-financial risk exposures and related policies and practices to assess and control such exposures, including the Company's risk assessment and risk management policies, and reviews the role of the Board in the risk oversight of the Company, such as how the Board administers its oversight function.

        The Audit Committee held 13 meetings during 2011.

Nominating and Governance Committee

        In accordance with the listing standards of the NYSE, the Nominating and Governance Committee is comprised solely of independent directors. The primary functions of the Nominating and Governance Committee include:

  •
  establishing criteria and qualifications for board membership, including independence and considering diversity among director nominees;

  •
  identifying individuals qualified to serve as directors of the Company;

  •
  assessing the contributions and qualifications of all candidates for director (including those designated pursuant to the Investment Agreements), including their specific experience, qualifications, attributes and skills in light of the Company's business and structure.

  •
  recommending to the Board the director nominees for the next annual meeting of stockholders;

  •
  advising the Board with respect to the board composition, procedures and committees;

  •
  developing and recommending to the board a set of corporate governance guidelines and principles and overseeing the implementation of the Company's governance practices;

  •
  leading the Board in its annual review of the Board's performance, as well as reviewing and considering on an annual basis whether the then-current Board leadership structure is the most appropriate structure for the Company; and

  •
  reviewing the overall corporate governance of the Company and recommending improvements when necessary.

        According to the Nominating and Governance Committee's charter, it has sole authority to retain any search firm to be used to identify director candidates and the sole authority to approve the search firm's fees and other retention terms. The Nominating and Governance Committee also has the authority to retain and compensate independent advisors and experts and the Company will provide appropriate funding for the compensation of any such advisors. See "Director Nomination Process" for more information on the Nominating and Governance Committee.

        The Nominating and Governance Committee is empowered to investigate any matter brought to its attention with full access to the Company's books, records, facilities and personnel. Further, the Nominating and Governance Committee may form and delegate authority to subcommittees when appropriate.

        The Nominating and Governance Committee held 3 meetings in 2011.

Compensation Committee

        In accordance with the listing standards of the NYSE, the Compensation Committee is comprised solely of independent directors. The Compensation Committee has responsibility for evaluating and approving, as a committee or together with the Board (or independent directors as appropriate) as directed by the Board, the compensation of directors and executive officers of the Company. The primary functions of the Compensation Committee include:

  •
  recommending to the Board for consideration, the form and amount of compensation and benefits of our executive officers, key employees and directors;

  •
  evaluating whether the Company's compensation structure establishes appropriate incentives and considering the risks of the Company's compensation policies and practices for its employees and executives including whether there are risks that are reasonably likely to have a material adverse effect on the Company;

  •
  reviewing and approving the Company's overall compensation strategy and policies;

  •
  reviewing and approving, in consultation with the independent directors, compensation for our Chief Executive Officer;

  •
  reviewing and approving, as a committee or together with the Board (as directed by the Board), the compensation for the other executive officers of the Company;

  •
  annually reviewing and approving the form and amount of compensation of directors;

  •
  monitoring and reviewing our compensation and benefit plans;

  •
  monitoring compliance with legal prohibitions on loans from the Company to directors and executive officers of the Company;

  •
  administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board of Directors concerning such matters;

  •
  preparing the compensation committee report required by SEC rules to be included in our annual report;

  •
  reviewing and discussing with management the compensation, discussion and analysis disclosure required by SEC rules, compensation practices as related to risk management, and the disclosure in the proxy materials regarding the stockholder advisory vote on executive compensation ("say-on-pay");

  •
  reviewing and recommending to the Board the frequency of the say-on-pay vote;

  •
  reviewing the results of the advisory say-on-pay vote and considering whether to make any adjustments to the Company's executive compensation policies and practices;

  •
  preparing recommendations and periodic reports to the Board of Directors as appropriate; and

  •
  handling such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

        The "Compensation Discussion and Analysis" section discusses the Compensation Committee's responsibilities and actions.

        The Compensation Committee also has the authority to retain and compensate independent legal counsel and accounting or other advisors and experts and the Company provides appropriate funding for the compensation of any such advisors. However, before selecting a compensation consultant, the Committee considers the independence of such person or entity and, with respect to any compensation consultant who has been engaged by the Committee to provide advice on the amount or form of executive or director compensation, the Committee reviews and approves any engagement of such consultant to provide any other services to the Company. The Committee also reviews at least annually the nature of any services provided to the Company by any other compensation consultant who provided advice or recommendations on the amount or form of executive or director compensation to the Committee or to management as well as all remuneration provided to such consultant.

        The Compensation Committee is empowered to investigate any matter brought to its attention with full access to the Company's books, records, facilities and personnel. Further, the Compensation Committee may form and delegate authority to subcommittees when appropriate.

        The Compensation Committee administers our Incentive Compensation Plan, the 2003 Incentive Stock Plan (the "2003 Incentive Plan"), the 2010 Equity Incentive Plan (the "2010 Plan") and all other incentive-compensation or equity-based plans in which our executive officers may participate and which we may adopt from time to time. The Compensation Committee is also responsible for reviewing and discussing with the Company's management the "Compensation Discussion and Analysis" set forth on page 27 and preparing the "Compensation Committee Report" set forth on page 38 of this Proxy Statement.

        The Compensation Committee held 5 meetings in 2011.

Director Independence

        The Board consists of nine directors, all of whom, other than our Chief Executive Officer, are independent within the meaning of the listing standards of the NYSE.

        The Board reviewed director independence in February, 2012. During this review, the Board considered transactions and relationships between each director (including any member or his or her immediate family, if any) and the Company and its subsidiaries and affiliates. In making independence determinations, the Board considered each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship. The purpose of this review is to determine whether any such relationship or transactions would interfere with the director's independent judgment, and therefore be inconsistent with a determination that the director is independent.

        When assessing the independence of the directors designated by Brookfield Investor, the Board considered that they were nominated by significant stockholders of the Company, but concluded that this did not impair their independence. As required by the NYSE, the Board considered whether the nominated director himself had a material relationship with GGP (directly or as a partner, stockholder, or officer of an organization that has a relationship with GGP). A relationship is "material" if, in the judgment of the Board, the relationship would interfere with the director's independent judgment. In assessing the independence of Mr. Schreiber, the Nominating and Governance Committee and the Board considered the Urban Shopping Centers L.P ("Urban") litigation. In October 2004, certain limited partners of Urban (the "Urban Plaintiffs") filed a lawsuit against Urban's general partner, Head Acquisition, L.P. ("Head"), as well as The Rouse Company, L.P. (n/k/a The Rouse Company, LLC), Simon Property Group, Inc., Westfield America, Inc., and various of their affiliates, including Head's general partners (collectively, the "Urban Defendants") in the Circuit Court of Cook County, Illinois. Old GGP, GGP Limited Partnership ("GGPLP") and other affiliates were later added as Urban Defendants. The lawsuit alleges, among other things, that the Urban Defendants breached the Urban partnership agreement, unjustly enriched themselves through misappropriation of partnership opportunities, failed to grow the partnership, breached their fiduciary duties, and tortuously interfered with several contractual relationships. The Urban Plaintiffs seek relief in the form of unspecified monetary damages, equitable relief and injunctive relief, the last of which would require the Urban Defendants, including Old GGP and its affiliates, to engage in certain future transactions through the Urban partnership. Fact discovery is largely complete; expert discovery is underway. John Schreiber, a GGP director, serves on the board of directors of, and is an investor in, an entity that is a principal investor in the Urban Plaintiffs, and is himself an investor in the Urban Plaintiffs and, therefore, has a financial interest in the outcome of the litigation that is adverse to us. The Board expects Mr. Schreiber to recuse himself from all, if any, discussions of this matter.

        As a result of this review, the Board affirmatively determined that the following members of the Company's Board, including each of those directors standing for election at the Annual Meeting (four of whom were nominated by Brookfield Investor and Pershing Square collectively), are independent of the Company and its management under NYSE listing standards: Messrs. Clark, Flatt, Haley, Madon, Neithercut, Patterson, and Schreiber and Ms. Fiala. Mr. Mathrani is not independent due to his employment as Chief Executive Officer of the Company.

Important Governance Policies

        Each of these policies is available on our website at www.ggp.com under the "Investors—Corporate Governance" heading. In addition, a copy may be obtained by writing to our Corporate Secretary at our principal executive offices.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which, among other matters:

  •
  describe matters relating to director qualifications and responsibilities;

  •
  establish a director resignation policy;

  •
  provide that our directors have full and free access to the Company's officers and employees;

  •
  require the Board to conduct an annual self-evaluation; and

  •
  set forth stock ownership guidelines for our non-employee directors.

        Our Corporate Governance Guidelines provide that no director may serve on more than three other public company boards unless the Board determines that such simultaneous service would not impair the individual's ability to effectively serve on the Board. Directors must advise the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board or any assignment to the audit committee or compensation committee of the board of any public company of which such director is already a member.

        In addition, individual directors who substantially change the principal occupation or business association they held when they were elected to the Board are expected to volunteer to resign from the Board in order to provide an opportunity for the Board, through the Nominating and Governance Committee, to review the appropriateness of continued Board membership under the circumstances.

        Our Corporate Governance Guidelines require any nominee for director in an uncontested election at our Annual Meeting to tender his or her resignation for consideration by the Nominating and Governance Committee if a majority of the votes represented by shares of the Company that are outstanding and entitled to vote in the election are designated to be "withheld" from or are voted "against" his or her election. The Nominating and Governance Committee will then evaluate the best interest of the Company and its stockholders and recommend to the Board of Directors the action to be taken with respect to any tendered resignation.

Stock Ownership Guidelines for Non-Employee Directors

        The Board believes that stock ownership by its non-employee directors is an important component of its corporate governance policies. Our stock ownership guidelines for non-employee directors, which are set forth in full in our Corporate Governance Guidelines, require that each non-employee director, other than those designated by a significant investor, own at least the lesser of 20,000 shares or shares having a market value of $300,000 of our common stock by the third anniversary of the director's election to the Board and each anniversary thereafter.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics (the "Code"), which is applicable to all employees, directors and officers of the Company and its subsidiaries and affiliates. The Code includes a process and a toll-free telephone number for anonymous reports of potentially inappropriate conduct or potential violations of the Code. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code for the Company's principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company's website.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

        As indicated below in "Security Ownership of Certain Beneficial Owners and Management," Brookfield Investor beneficially owns 41.5% of the Company's common stock.

        In 2011, the Company entered into two leases of 19,927 square feet of office space, in the aggregate, located at 1114 Avenue of the Americas, New York, New York at a rental rate of approximately $1,594,160 per year for years one through five and $1,693,795 per year for years six through ten with 1114 6th Avenue Co LLC, an affiliate of Brookfield. These leases resulted in the payment of approximately $223,627.39 of rent in 2011, and were entered into on an arm's-length basis, upon terms comparable to those that would have been reached on the open market. In January 2012, Rouse Properties, Inc. ("RPI") assumed one of the leases for a majority of the space.

        On November 9, 2010, Brookfield Retail Holdings II LLC ("Brookfield II"), Brookfield Retail Holdings III LLC ("Brookfield III"), Brookfield Retail Holdings IV-A LLC ("Brookfield IV-A"), Brookfield Retail Holdings IV-D LLC ("Brookfield IV-D"), Brookfield US Retail Holdings LLC ("Brookfield US"), and Brookfield Retail Holdings V LP (Brookfield V LP"), all of which are affiliates of Brookfield (collectively the "Brookfield Affiliates"), entered into letter agreements with GGP with respect to their commitments to purchase shares of GGP common stock in the GGP dividend reinvestment plan (the "DRIP"). Brookfield II and Brookfield III each committed to purchase 92.5%, Brookfield IV-A committed to purchase 54.55%, Brookfield IV-D committed to purchase 88.64% , Brookfield US committed to purchase 62.66%, and Brookfield V LP committed to purchase 83.91%. On or around July 2011, the parties agreed to restate their letter agreements to change the level of commitment to purchase shares of GGP common stock in the DRIP. Brookfield II and Brookfield III each changed their commitment to purchase from 92.5% to 65%, Brookfield IV-A changed its commitment to purchase from 54.55% to 50%, Brookfield IV-D changed its commitment to purchase from 88.64% to 65%, Brookfield US changed its commitment to purchase from 62.66% to 50%, and Brookfield V LP changed its commitment to purchase from 83.91% to 65%. Subsequently, in July 2011, the parties agreed to extinguish all of the DRIP commitments.

        Prior to and in connection with the spin-off of RPI, the following related party transactions were approved:

  •
  On December 16, 2011, we entered into a standby purchase agreement with RPI, Brookfield US Corporation and Brookfield Asset Management pursuant to which the Brookfield parties committed to purchase from RPI all of the unsubscribed shares in its contemplated rights offering (the "Rights Offering"), such that the gross proceeds to RPI of the rights offering would be $200 million (the "Standby Commitment"). Brookfield and RPI are expected to enter into a registration rights agreement pursuant to which certain Brookfield affiliates define their registration rights with respect to the RPI common stock that would be issued in connection with the Rights Offering and the Standby Commitment.

  •
  On January 12, 2012, RPI entered into a credit agreement with a wholly owned subsidiary of Brookfield Asset Management, as lender, for a $100 million revolving subordinated credit facility.

  •
  On January 12, 2012, we entered into an amendment to the Relationship Agreement, dated November 9, 2010, between us and certain Brookfield affiliates to provide that RPI would not be part of the "Brookfield Group" as such term is defined in the Relationship Agreement.

        In December 2011, GGP entered into an agreement with Brookfield Global Relocation Services Limited, an affiliate of Brookfield ("Brookfield Global"), for relocation services associated with the departure of GGP's former Chief Financial Officer, Steven J. Douglas. We expect to pay Brookfield Global approximately $4,000 for Mr. Douglas' moving expenses. The agreement was entered into on an arm's-length basis, upon terms we believe to be no less favorable to us than those generally offered by Brookfield Global to other companies in our industry.

        Each of the transactions with Brookfield Investor described above was approved in accordance with our Related Party Transactions Policy as described below.

Related Party Transactions Policy

        Our Related Party Transactions Policy is designed to assist with the proper identification, review and disclosure of related party transactions. Under this policy, any transaction or proposed transaction between the Company and related parties is required to be disclosed to the Audit Committee, and the Audit Committee is responsible for reviewing and approving such transactions. The Audit Committee may only approve a transaction between the Company and a related party if the transaction is on terms that are comparable to terms the Company could obtain in an arm's-length transaction with an unrelated third party, and either the term of the transaction does not exceed one year or the Company can terminate the agreement evidencing the transaction upon reasonable notice to the related party. A related party for purposes of this policy means:

  •
  an officer or director of the Company;

  •
  a stockholder directly or indirectly beneficially owning in excess of 5% of the Company;

  •
  a person who is an immediate family member of, or shares a household with, an officer or director; or

  •
  an entity that is either wholly or substantially owned or controlled by someone listed above.

        This policy does not apply to transactions of a type in which all Company employees may participate, a transaction that involves compensation for services rendered to the Company as an employee or director, or a transaction that involves the conversion or redemption of outstanding interests in GGPLP.

COMPENSATION OF DIRECTORS

        Directors who are our employees receive no fees for their services as directors. Non-employee directors receive an annual fee for their service on the Board and reimbursement of expenses incurred in attending meetings.

        The chart below sets forth the fee structure for non-employee directors from January 1, 2011 through December 31, 2011.

Annual fee paid to:
All non-employee Directors, including Chairman	$150,000	(1)
Chairman	$25,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Governance Committee Chair	$10,000
Equity Awards:
New Director Award	$75,000	(2)

(1)
Payable quarterly in arrears in cash and/or restricted stock in the proportion elected by each non-employee director before the end of the prior calendar year. The number of restricted shares to be issued pursuant to the 2010 Plan is determined based on the closing price of the Company's common stock on the first trading day of the calendar year (rounded to the nearest whole share). The restricted stock will be granted at the beginning of each year, but will vest over the calendar year 25% on the last day of each calendar quarter. A non-employee director, other than those designated by a significant stockholder, must elect to receive at least 2/3 of his or her annual fee in the form of restricted stock if such director does not meet the thresholds set forth in the Company's Stock Ownership Guidelines for Non-Employee Directors (see "Corporate Governance—Important Governance Policies" for a description of our Stock Ownership Guidelines). If a director is no longer a director at the end of the calendar quarter, no cash payment for the quarter will be due to the director and the restricted shares scheduled to vest as of the end of that quarter and thereafter will be forfeited. If a non-employee director joins the Board mid-year, the entire amount of the annual fee for the remainder of the year shall be paid in cash.

(2)
The New Director Award vests one-third on the grant date and one-third on each of the first and second anniversaries of the grant date. The number of shares to be issued is determined based on the closing price of the Company's common stock on the trading day either on or after the grant date (rounded to the nearest whole share).

        The following table summarizes the compensation earned by or paid to each of our non-employee directors in 2011.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard B. Clark*	153,098	—	—	153,098
Mary Lou Fiala	50,000	99,996	—	149,996
J. Bruce Flatt*(2)	—	—	—	—
John K. Haley	100,000	75,001	—	175,001
Cyrus Madon*(2)	—	—	—	—
David J. Neithercut	—	150,001	—	150,001
Mark R. Patterson(3)	63,587	75,006	—	138,593
Sheli Z. Rosenberg	10,000	150,001	—	160,001
John G. Schreiber	165,000	—	—	165,000

*
Denotes director designated by Brookfield Investor.

(1)
This amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
Messrs. Flatt and Madon elected to forego director compensation for 2011.

(3)
Mr. Patterson received a new director restricted stock award of 4,462 shares on July 29, 2011.

        Directors are encouraged to periodically participate in appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.

 EXECUTIVE OFFICERS

        The executive officers of the Company are generally appointed by the Board annually and are currently as follows:

Name	Age	Position
Sandeep Mathrani	49	Chief Executive Officer
Michael B. Berman	54	Chief Financial Officer and Executive Vice President
Shobi Khan	46	Chief Operating Officer
Alan J. Barocas	63	Senior Executive Vice President, Leasing
Marvin J. Levine	62	Executive Vice President & Chief Legal Officer
Richard S. Pesin	48	Executive Vice President, Anchors, Development and Construction
Hugh K. Zwieg	52	Executive Vice President, Capital Markets
James A. Thurston	39	Senior Vice President, Chief Accounting Officer

        Please see the "Proposal 1: Election of Directors" section for biographical information concerning Mr. Mathrani. Biographical information concerning the rest of our executive officers is set forth below.

        Michael B. Berman, 54, joined GGP in December 2011 and currently serves as Chief Financial Officer and Executive Vice President. From December 2005 until he joined GGP, Mr. Berman served as Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties, Inc. ("ELS"). From September 2003 until December 2005, Mr. Berman served as Vice President and Treasurer of ELS. Mr. Berman was also a member of ELS's Management Committee. In 2003, Mr. Berman was an associate professor at the New York University of Real Estate Institute. Mr. Berman was a managing director in the Investment Banking department at Merrill Lynch & Co. from 1997 to 2002. Mr. Berman is a director of Lotsa Helping Hands, a private provider of internet web-based tools for caregiving and volunteer coordination. Mr. Berman received a B.A. in History from the State University of New York at Binghamton, a J.D. from Boston University School of Law, and an M.B.A. from Columbia University Graduate School of Business.

        Shobi Khan, 46, joined GGP in June 2011 and currently serves as Chief Operating Officer. From December 2010 until he joined GGP, Mr. Khan served as the U.S. chief investment officer at Bentall Kennedy, a North American-based real estate advisory and services organization ("Bentall"), and from 2007 until December 2010 he served as chief investment officer of its predecessor. Mr. Khan also served on both Bentall and its predecessor's management group committee from 2007 until May 2011. From May 1996 until March 2007, Mr. Khan served as senior vice president of investments for Equity Office Properties Trust. Mr. Khan received an M.B.A. from the University of Southern California and a bachelor degree from the University of California at Berkeley.

        Alan J. Barocas, 63, joined GGP in January 2011 and currently serves as Senior Executive Vice President of Leasing. Mr. Barocas was the principal of Alan J Barocas and Associates, a retail real estate consulting group that he founded in May 2006, specializing in assisting retailers, developers and investment groups in the development, execution and assessment of their growth and investment strategies. Prior to May 2006, Mr. Barocas spent 25 years at Gap, Inc., the last 20 of which he held various executive positions in its real estate department including as Senior Vice President of Real Estate and Construction from October 2000 until his departure from Gap, Inc. in 2006. Mr. Barocas was a past trustee of ICSC. In January 2007, Mr. Barocas was named to the Board of Directors of Stage Stores, Inc. Mr. Barocas received a B.S. in Business Administration from the University at Albany.

        Marvin J. Levine, 62, joined GGP in January 2011 and currently serves as Executive Vice President & Chief Legal Officer. From 2002 until he joined GGP, he served as Of Counsel to Wachtel, Masyr & Missry, LLP. From 2000 through 2001 he served as partner of Blackwell Sanders Peper Martin, LLP. From 1994 until 1999 he served as a partner and member of the management committee of Wachtel, Masyr & Missry, LLP. Mr. Levine received a B.S. from Lehigh University and a J.D. from New York University.

        Richard S. Pesin, 48, joined GGP in January 2011 and currently serves as Executive Vice President of Anchors, Development and Construction. Mr. Pesin was Executive Vice President and Director of Retail Development for Forest City Ratner Companies. Mr. Pesin oversaw all aspects of retail development and leasing. With more than 25 years of experience in retail site acquisition, development, and leasing, Mr. Pesin led the company's program to bring innovative shopping centers to underserved urban markets. During his 15 year tenure with the company, Mr. Pesin was directly responsible for more than 4.5 million square feet of new development with a cost of more than $1.5 billion. In his executive role, he also remained closely involved with the ongoing operation and leasing of Forest City Ratner Companies' 4.5 million square foot retail portfolio. Mr. Pesin received a B.A. in Economics and Political Science from Duke University.

        Hugh K. Zwieg, 52, joined GGP in March 2010 and currently serves as Executive Vice President, Capital Markets. From March 2010 until November 2011 he served as Executive Vice President, Finance of the Company. From January 2007 until he joined GGP, Mr. Zwieg was the Chief Executive Officer of Wind Realty Partners, an organization which provides advisory, operating and disposition services in connection with the marketing and sale of office property portfolios. From 1989 until December 2006, Mr. Zwieg held various positions with CMD Realty Investors, L.P., a privately held real estate operating company focused on the acquisition and development of office and industrial properties throughout the United States, with average assets under management of approximately $1 billion, including the positions of President and Chief Financial Officer since 2004. Mr. Zwieg received an M.B.A. from the University of Wisconsin and a B.B.A. from the University of Wisconsin-Milwaukee.

        James A. Thurston, 39, joined GGP in June 2011 and currently serves as Senior Vice President and Chief Accounting Officer. From 2004 until he joined GGP, Mr. Thurston served as Vice President Finance, International Operations of Simon Property Group, Inc. From 2001 until 2004, Mr. Thurston served as the SEC Consolidation Director at Simon Property Group, Inc. From 2000 to 2001, Mr. Thurston served as a Controller for an entrepreneurial internet venture. From 1994 to 2000 Mr. Thurston served as an auditor for Ernst & Young LLP. Mr. Thurston received a B.A. in Accounting from Michigan State University and an M.B.A. from the Kellogg School of Management at Northwestern University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        2011 was our first full year after our emergence from bankruptcy in November 2010. During 2011, under the leadership of our new executive team, we successfully completed transactions promoting our long-term strategy as summarized below (figures shown represent our share):

  •
  decreased our borrowing costs and lengthened our overall remaining term-to-maturity by completing $3.2 billion of new mortgage notes at a weighted average interest rate of 5.06% and an average term of 10.1 years;

  •
  approved the spin-off to our shareholders of 30 Class B regional malls in the form of a special taxable dividend, valued at $.43 per share, of shares of RPI. The transaction was consummated on January 12, 2012 and decreased our outstanding mortgage notes by $1.1 billion;

  •
  sold, or transferred to the mortgage holder, whole or partial interests in approximately 11.5 million square feet of gross leasable area comprised of regional malls and other assets for $815.9 million including property level debt of $752.1 million;

  •
  acquired whole or partial interests in approximately 2.45 million square feet of gross leasable area comprised of regional malls, anchor pads and big box stores, for approximately $168.4 million, including the assumption of $34.7 million of property-level debt;

  •
  leased 11.4 million square feet of space for commencement in 2011 and 2012;

  •
  signed suite-to-suite leases that resulted in a lease spread of approximately 8.3%;

  •
  opened 28 new anchor/big boxes totaling more than 900,000 square feet and three department stores totaling more than 400,000 square feet; and

  •
  formed a joint venture partnership with the CPPIB to purchase Plaza Frontenac in St. Louis, Missouri.

        Into 2012 and beyond, management plans to continue to execute transactions to achieve our long-term strategy of enhancing the quality of our portfolio and maximizing total returns for our shareholders.

Introduction

        This Compensation Discussion and Analysis discusses the compensation policies and decisions relating to our named executive officers ("NEOs") for 2011. This discussion should be read together with the compensation tables for the NEOs that can be found in this Proxy Statement following this discussion.

        During 2010, prior to our emergence from bankruptcy, our compensation program took into account the difficult economic and operational conditions and personal demands that management faced and was designed to incentivize management to develop and execute a plan of reorganization that would benefit all stakeholders and promote our timely emergence from bankruptcy, as well as maximize value. Ultimately, management successfully and expeditiously developed and executed a plan that provided for a substantial equity investment by the plan sponsors, a full recovery for the Company's creditors and a substantial recovery for the Company's stockholders.

        In anticipation of our emergence from bankruptcy, prospective members of our Board of Directors conducted an active and thorough search for a new Chief Executive Officer of the Company. This resulted in the retention of Mr. Sandeep Mathrani on October 27, 2010 to commence employment as our Chief Executive Officer on January 17, 2011. On October 27, 2010, at the initial meeting of our Compensation Committee, the retention of Mr. Mathrani as our Chief Executive Officer and the terms of his compensation were approved.

        Following our emergence from bankruptcy, the objective of our compensation program has shifted to building a new senior executive team and motivating them to fully realize the Company's growth potential. The Compensation Committee and the full Board of Directors, with input from Mr. Mathrani, have overseen a number of significant changes to the Company's executive team. These significant changes have included:

  •
  The retention of Alan Barocas, Senior Executive Vice President, Mall Leasing, on December 8, 2010 and Richard Pesin, Executive Vice President, Anchors, Development and Construction, also on December 8, 2010. Messrs. Barocas and Pesin commenced employment together with Mr. Mathrani on January 17, 2011.

  •
  The retention of Shobi Khan, Chief Operating Officer, on May 11, 2011. Mr. Khan commenced employment with the Company on June 13, 2011.

  •
  The retention of Michael B. Berman, Executive Vice President and Chief Financial Officer, on November 23, 2011. Mr. Berman commenced employment with the Company on December 15, 2011.

        For purposes of this Proxy Statement, our NEOs for 2011 include Messrs. Mathrani, Berman, Khan, Barocas and Pesin, each of whom started with the Company in 2011, and Steven J. Douglas, our former Executive Vice President and Chief Financial Officer, whose last day of employment with the Company was December 31, 2011. For a description of the employment arrangements for Messrs. Mathrani, Berman, Khan, Barocas and Pesin, see "Employment Arrangements for New Executive Officers" on page 46. For a description of Mr. Douglas' employment arrangements and separation agreement, see "Employment Arrangements for Former Executive Officers" on page 38.

Compensation Policies and Programs

        The primary goal of our executive compensation program is to attract, motivate and retain executives who possess the high quality skills and talent necessary to lead and, where appropriate, transform our business. We seek to foster a performance-oriented environment by directly linking a significant part of each executive officer's total compensation to short-term operating performance and long-term shareholder value creation. During 2011, the Compensation Committee conducted a thorough review of our compensation goals and policies, and overall compensation objectives, to ensure that our compensation programs continue to align executive compensation of key employees with the best interests of stockholders by rewarding performance based upon the attainment of annual financial and strategic goals. In 2011, the Compensation Committee retained FPL Associates L.P. ("FPL"), an independent compensation consultant, to assist it in this review.

        Based on that review, the following were established as the key elements of our executive compensation policies:

        Total Compensation Should Be Competitive.    Competitiveness of the Company's compensation is a significant factor considered in establishing the Company's executive compensation. While the Compensation Committee evaluates and discusses compensation data provided by the consultant to help inform its decision making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data (i.e., the Compensation Committee does not "benchmark" GGP's executive compensation levels, particularly on an individual basis). As described below, the peer group data is only a reference point taken into account by the Compensation Committee in determining compensation decisions.

        Alignment of Interests with the Company's Stockholders.    The Compensation Committee seeks to align executive compensation programs for the NEOs with business strategies focused on long-term growth and sustained shareholder value. Additionally, the Compensation Committee places a large portion of the NEOs' pay "at risk" and dependent upon the achievement of specific corporate and individual performance goals. The vast majority of pay is delivered in equity and only attains value if GGP's stock price increases over time. The Company pays higher compensation when goals are exceeded and lower compensation when goals are not met.

        Compensation Must Be Commensurate with the Employee's Value to the Company.    Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company's achievement of targeted results and strategic initiatives. Ideally, as position and responsibility increases, the proportion of an executive officer's total compensation that varies with individual executive and Company performance objectives increases.

        Compensation Must Be Transparent.    The Company's executive compensation program is intended to be transparent and easily identifiable.

        Executive Stock Ownership.    The Company does not have an executive officer stock ownership policy; however, the Company believes that a substantial amount of an executive officer's compensation should be based or be otherwise dependent on the value of the Company's common stock. The Company does have a stock ownership guideline for non-employee directors which is described under "Corporate Governance—Important Governance Policies" in this Proxy Statement.

        At the 2011 Annual Meeting of Stockholders, our stockholders approved the Company's executive compensation program with over 98% of the votes being cast in favor. The Compensation Committee reviewed these results and intends to continue following the key elements of our executive compensation policies.

Compensation Committee Process

        Overview.    Pursuant to its charter, the Compensation Committee, as a committee or together with the Board of Directors (or independent directors as appropriate), is responsible for the overall review, modification and approval of corporate goals and objectives relevant to the compensation of our Chief Executive Officer and the other officers of the Company. After being constituted in October 2010, in connection with the Company's emergence from bankruptcy, the Compensation Committee initially relied on the analysis conducted by the Old Compensation Committee (as described below) in determining the base salary, total cash compensation (base salary and short-term incentive compensation) and total direct compensation (total cash compensation and long-term incentive compensation) proposed to be paid to the Company's executive officers. Subsequently, as described below, the Compensation Committee retained FPL, an independent compensation consultant, to assist it in this review.

        Engagement of Hewitt.    In June 2010, the compensation committee of the board of directors of Old GGP (the "Old GGP Compensation Committee") engaged Hewitt Associates, LLC ("Hewitt"), a compensation committee advisory firm, to conduct an executive compensation analysis to consider post-bankruptcy compensation levels for the Company's executive officers. Hewitt did not provide any non-compensation related services to management or the Company in 2010.

        Benchmark Analysis.    Compensation paid by the Benchmark Companies (as defined below) was a significant factor considered by the Old GGP Compensation Committee in considering post-bankruptcy compensation levels for the Company's executive officers, including Messrs. Mathrani, Barocas and Pesin. In 2010, the Benchmark Companies recommended by Hewitt consisted of 18 publicly-traded companies in the real estate industry, including ten which were used as Benchmark Companies in years prior to 2009 and eight others included in both 2009 and 2010. The Old GGP Compensation

Committee agreed that the 2010 Benchmark Companies represented an appropriate peer group for benchmarking the Company's pay level practices because the component companies are in the same industries as the Company. The "Benchmark Companies" were:

• Boston Properties Inc.	• Pennsylvania Real Estate Investment Trust
• CBL & Associates Properties, Inc.	• Prologis
• Developers Diversified Realty Corporation	• Regency Centers Corp
• Equity Residential	• Simon Property Group, Inc.
• Federal Realty Investment Trust	• SL Green Realty Corp
• Glimcher Realty Trust	• Taubman Centers, Inc.
• HCP, Inc.	• The Macerich Company
• Host Hotels & Resorts, Inc.	• Vornado Realty Trust
• Kimco Realty Corporation	• Weingarten Realty Investors

        The Old GGP Compensation Committee also reviewed executive compensation data as provided by Hewitt from real estate and general industry surveys from the following sources (the "Survey Benchmarks"): Hewitt Total Compensation Measurement (TCM) Survey; NAREIT Compensation Survey; Mercer Real Estate Compensation Survey; US Mercer Benchmark Database—Executive Survey; and Watson Wyatt Data Services: Survey Report on Top Management Compensation.

        Base salary, total cash compensation (base salary and short-term incentive compensation) and total direct compensation (total cash compensation and long-term incentive compensation) paid or proposed to be paid to the Company's executive officers were compared to the compensation paid for comparable positions by the Benchmark Companies, as well as companies included in the Survey Benchmarks. The pay data of these companies was adjusted to take into account the relative asset size of the Benchmark Companies and the survey data was adjusted to take into account relative revenue size.

        Retention of Mr. Mathrani.    In anticipation of our emergence from bankruptcy, the prospective directors of the Company initiated an extensive search for a new Chief Executive Officer by retaining the services of an executive recruiter and establishing a working group to focus on the retention. Each of the members of the working group had substantial experience in the real estate industry, including working with executive officers on compensation matters. The prospective directors carefully evaluated potential candidates and identified a small group for preliminary discussions and further evaluation. As a result of these discussions, the prospective directors commenced negotiations with Mr. Mathrani. During the course of negotiations, the prospective directors considered Mr. Mathrani's compensation at his then current position, including proposed new terms offered by his employer and amounts subject to forfeiture as a result of his resignation, the terms of the employment agreement of Old GGP's chief executive officer, the prospective directors' views of ideas for managing the Company and his ability, experience, expertise, judgment and potential for success. In addition, the prospective directors received information and advice from an executive recruiter, which received a fixed fee for its services.

        On October 27, 2010, we entered into an employment agreement with Mr. Mathrani, pursuant to which Mr. Mathrani agreed to serve, for an initial 5-year term commencing on January 17, 2011, as Chief Executive Officer of the Company. The term of the agreement automatically renews for additional one-year periods thereafter unless either party provides notice of non-renewal at least 90 days prior to the end of the initial term or renewal term, as applicable. The employment agreement provides for a $1,000,000 signing bonus, reimbursement of reasonable relocation expenses up to $350,000, an annual base salary of $1,200,000, a target annual bonus of $1,500,000 (including a guaranteed minimum annual bonus of $1,000,000 for the 2011 and 2012 calendar years), 1,500,000 shares of restricted stock which vest in three equal installments, and options to acquire 2,000,000 shares of common stock, which vest in four equal installments and have an exercise price of $10.25 per share. The Compensation Committee, at its initial meeting on October 27, 2010, approved the terms of Mr. Mathrani's employment agreement.

        Adoption of 2010 Equity Incentive Plan.    Additionally, on October 27, 2010, the Company adopted the form of the 2010 Equity Incentive Plan (the "2010 Equity Plan"), which provides for grants of stock-based awards and performance-based compensation (individually each an "Award" and, collectively, the "Awards") to directors, officers and other employees of the Company. The purpose of the Awards is to attract, retain and motivate the Company's directors, officers and employees by providing them with a proprietary interest in the Company's long-term success or compensation based on the attainment of performance goals.

        Results of Review.    In addition to the review conducted in connection with the retention of Mr. Mathrani as Chief Executive Officer, in connection with the retention of Messrs. Barocas and Pesin in December 2010, the Compensation Committee determined that the terms of the Company's employment arrangements with Messrs. Barocas and Pesin, including the elements of cash and equity compensation payable to each of them as described below under "Employment Arrangements for New Executive Officers," were reasonable and consistent with the Company's compensation goals and policies for 2011. The Compensation Committee also concluded that Mr. Douglas' base salary should be increased to $750,000 from the 2010 base salary level of $650,000.

        Engagement of FPL.    In February 2011, the Compensation Committee engaged FPL to perform a comprehensive compensation benchmarking analysis of the Company's senior management and assist with the design and allocation of compensation programs. FPL did not provide any non-compensation related services to management or the Company in 2011. During 2011, the Board of Directors approved the engagement of Ferguson Partners, an affiliate of FPL, in connection with an executive search for a new Chief Financial Officer. FPL received $163,969 in fees during 2011 for services related to executive and director compensation and Ferguson Partners received $550,500 in fees and expenses for executive and director search services during 2010 and 2011. The Compensation Committee has reviewed the services provided by FPL Associates and Ferguson Partners in their entirety during 2011 and believes they did not raise any conflicts of interest. In making this determination, the Compensation Committee considered, among other factors, the discrete nature of the executive search services provided by Ferguson Partners and that the representatives of FPL Associates providing executive compensation advisory services have a reporting relationship and compensation determined separately from the representatives of Ferguson Partners providing the executive search services.

        As part of its consideration as to the appropriateness of the executive officers' compensation, the Compensation Committee reviews market data for executives in the retail (mall focused) sector classification of real estate companies and for executives in comparably-sized companies in other sectors of the public real estate industry. As of fiscal year end 2010, the Company was the second largest U.S. based public REIT in terms of total capitalization. As such, the market analysis largely consisted of the largest public REITs, many included in the S&P 500 index. The members in the peer groups included companies that generally recruit individuals to fill senior management positions who are similar in skills and background to those we recruit. FPL's compensation review was based on information contained in FPL's proprietary database, which includes public data from fiscal 2010, the NAREIT Compensation Survey (conducted by FPL) and other public and non-public sources.

        The companies that comprised the market analysis were:

• AvalonBay Communities, Inc.	• Macerich Company
• Boston Properties Inc.	• Prologis
• Brookfield Properties Corporation	• Public Storage
• CBL & Associates Properties, Inc.	• Simon Property Group, Inc.
• Equity Residential	• Taubman Centers, Inc.
• HCP, Inc.	• Ventas, Inc.
• Host Hotels & Resorts, Inc.	• Vornado Realty Trust
• Kimco Realty Corporation	• Westfield Group

        Overall, the Compensation Committee used this competitive market compensation data to gain a greater understanding of market practices in connection with our incentive compensation decisions and to evaluate the structure of our future compensation programs. For purposes of 2011 compensation, the Compensation Committee did not target a single percentile or range of percentiles to be paid, but rather used this information in connection with its review of our executives' relative performance compared to their objectives in light of business conditions and developments during the year.

        Results of Review.    After a review of the factors described above, the Compensation Committee concluded that the payments of cash and grants of incentive awards to the NEOs discussed below under "Elements of Compensation" and the payments of cash and grants of incentive awards made to the other executive officers were reasonable and consistent with the Company's philosophy and policies. Based on the benchmarking analysis performed by FPL and described above, which included the annualized value of any one-time non-recurring compensation payments (e.g., sign-on awards), the aggregate compensation paid to our NEOs in 2011 was generally consistent with the market 75th percentile, however, on a size-adjusted basis in terms of capitalization (both compared against market capitalization and total capitalization), the aggregate level of compensation ranked materially consistent with the market 25th percentile. Furthermore, based on a supplemental review of general and administrative costs as a percentage of a variety of financial and size metrics, GGP's ratios generally fell at the lower quartile across all such metrics.

        Role of Mr. Mathrani in Establishing Compensation.    Mr. Mathrani played a significant role in the compensation-setting process for executive officers other than himself during 2011. The most significant aspect of his role included recommending the base salary and incentive awards of the other executive officers in connection with their retention and evaluating the performance of the other executive officers. Mr. Mathrani regularly participated in meetings of the Compensation Committee during 2011 to provide this information.

Elements of Compensation

        The Compensation Committee designs each of the elements of compensation for the NEOs to further the goals and policies set forth above and to support and enhance the Company's business strategy.

  •
  Base salary is designed to provide a minimum level of guaranteed pay.

  •
  Short-term incentives under the Incentive Compensation Plan reward short-term operating and financial performance.

  •
  Long-term incentives under the 2010 Equity Plan are designed to align management interests with the interests of the Company's stakeholders and reward continued excellence and long-term growth.

        Base Salary.    With the exception of Mr. Douglas, the annual base salary of each NEO in 2011 was determined in connection with the initial retention of that NEO. See "Employment Arrangements for New Executive Officers." The applicable base salaries for 2011 and 2012 are as follows:

Name	2011 Base Salary(1)	2012 Base Salary	% Change
Sandeep Mathrani	$1,200,000	$1,200,000	0%
Michael B. Berman	$750,000	$750,000	0%
Steven J. Douglas(2)	$750,000	N/A	0%
Shobi Khan	$750,000	$750,000	0%
Alan J. Barocas	$750,000	$750,000	0%
Richard S. Pesin	$750,000	$750,000	0%

(1)
Reflects annualized salary amounts. Messrs. Mathrani, Berman, Khan, Barocas, and Pesin commenced employment in 2011 on January 17, December 15, June 13, January 17 and January 17, respectively.

(2)
Mr. Douglas' employment terminated as of December 31, 2011.

        Incentive Compensation Plan.    The annual incentive component of compensation is designed to align executive officer pay with short-term financial results that the Compensation Committee believes will yield long-term stockholder value. In April 2011, the Compensation Committee approved the Incentive Compensation Plan (the "Incentive Compensation Plan") to promote the growth in value of the Company. The Incentive Compensation Plan provides an annual award based on the achievement of performance goals determined by the Compensation Committee based in specific goals that are employee focused, financial focused, relationship focused and performance focused, as described more fully below, and such other standards as the Compensation Committee determines to be appropriate. The Incentive Compensation Plan replaced the Company's modified cash value added incentive compensation, which previously was the Company's cash incentive plan for full-time employees. The Incentive Compensation Plan is administered by the Compensation Committee, which may delegate administration of the Incentive Compensation Plan to the Chief Executive Officer.

        In connection with their retention, Messrs. Mathrani, Berman, Barocas and Pesin became entitled to a minimum discretionary bonus to be awarded under the Incentive Compensation Plan. The minimum discretionary bonuses are as follows:

  •
  Mr. Mathrani—$1,000,000 for each of 2011 and 2012

  •
  Mr. Berman—$750,000 for 2012

  •
  Messrs. Barocas and Pesin—$500,000 each for 2011 and 2012.

        Under the Incentive Compensation Plan, each NEO has a stated target bonus opportunity and a maximum opportunity that shall not exceed two times the target amount. The following table shows the target annual incentive bonus for 2011 for each of our NEOs and the actual award earned, in each case expressed as a percentage of base salary and as a dollar amount.

Name	Target Annual Bonus (as a % of Salary)	Target Annual Bonus Amount ($)	Annual Bonus Received (as a % of Salary)	Amount of Bonus Received ($)
Sandeep Mathrani	125%	$1,500,000	125%	$1,500,000
Michael B. Berman(1)	Not Eligible	—	Not Eligible	—
Steven J. Douglas(2)	Not Eligible	—	Not Eligible	—
Shobi Khan	(3)	(3)	(3)	$700,000
Alan J. Barocas	100%	$750,000	100%	$750,000
Richard S. Pesin	100%	$750,000	100%	$750,000

(1)
Mr. Berman was not an employee of the Company on October 31, 2011, which is a requirement to participate in the Incentive Compensation Plan for a given year, see "Employment Arrangements for New Executive Officers" below.

(2)
Mr. Douglas was not an employee on the date of the incentive payment, which is a requirement of the Incentive Compensation Plan, see "Employment Arrangements for Former Executive Officers" below.

(3)
Shobi Khan, our Chief Operating Officer, commenced employment with the Company on June 13, 2011. Under his employment agreement, he is eligible for a discretionary bonus of up to $500,000 for his performance during his time with the Company during 2011, payable in 2012. On the basis of the goal assessments described below, the Compensation Committee awarded Mr. Khan a bonus of $600,000 for his time with the Company during 2011, plus an additional bonus of $100,000 in recognition of his contributions in connection with the successful spin-off of RPI.

        In April 2011, the Compensation Committee established the following goals for Mr. Mathrani:

  Employee Focused Goals:

    •
    Incentive Compensation:  Amend the Company's incentive compensation plans into a single plan with a Company-wide earnings before interest, taxes and depreciation, or EBITDA, target of $2.135 billion, with EBITDA being calculated in the same manner as it is calculated in the Company's reported financial results.

    •
    Organizational Alignment:  Complete the organizational alignment outlined to the Company's Board of Directors in January 2011.

    •
    Executive Succession Plan:  Develop a succession plan for key executive positions by March 31, 2012.

  Financial Focused Goals:

    •
    Capital Markets:  Complete at least $3 billion of mortgage refinancings with meaningful maturity extensions and reductions in corporate recourse.

    •
    Asset Sales:  Develop a plan to maximize value from non-core mall and other assets and based on that plan achieve at least $700 million of asset dispositions.

    •
    Operating Budget:  Complete the 2011 operating budget within time parameters established by the Company's Board of Directors.

  Relationship Focused Goals:

    •
    Aliansce Investment:  Develop a plan for the Company's Aliansce investment.

    •
    Relationships with Anchor Stores:  Develop a plan to improve the Company's relationship with anchor stores.

  Performance Focused Goals:

    •
    Occupancy:  Maintain total occupancy at 93.5%.

        Before assessing Mr. Mathrani's achievement of the established goals for 2011, the Compensation Committee used its discretion to adjust the Company's EBITDA goal from $2.135 billion down to $2.015 billion to take into account certain particular items, including the results of discontinued operations and an increase in severance costs. In assessing Mr. Mathrani's achievement of the established goals for 2011, the Compensation Committee determined that Mr. Mathrani:

    •
    Accomplished each of the employee focused goals, (1) with the Company achieving $2.026 billion of EBITDA, (2) completing the organizational alignment that had been outlined to the Company's Board of Directors, and (3) reporting on the development of a succession plan for key executive officers to be considered by the Board in the first quarter of 2012.

    •
    Accomplished each of the financial focused goals, (1) with the Company completing over $4.2 billion of refinancings (including $3.2 billion based on the Company's share in the properties refinanced), (2) with the Company completing approximately $820 million of asset dispositions, and (3) completing the 2011 operating budget within time parameters established by the Company's Board of Directors. In addition, the Compensation Committee noted in assessing satisfaction with the financial focused goals that the Company had increased its revolving credit facility by $300 million and completed $1.1 billion of financings at RPI.

    •
    Accomplished the relationship focused goals by developing a long-term plan for the Aliansce investment and improving the Company's relationship with the anchors. In particular, in assessing satisfaction with the relationship focused goals, the Compensation Committee noted that the Company opened 28 anchor boxes in 2011, totaling more than 920,000 square feet, and is scheduled to open 7 anchor boxes totaling nearly 240,000 square feet in 2012. The Compensation Committee also noted that the Company opened 3 department stores totaling more than 400,000 square feet in 2011 and plans to open 3 additional department stores totaling approximately 450,000 square feet in 2012 and 2013.

    •
    Accomplished the performance focused goal relating to occupancy, as total occupancy rose to about 94% (against a goal of 93.5%).

        On the basis of the assessment described above and the weighting of the goals described above, the Compensation Committee awarded Mr. Mathrani his target bonus of 125% of his base salary for 2011, or $1,500,000.

        With the input of Mr. Mathrani, the Compensation Committee also reviewed the performance of the Company's other executive officers, including the other NEOs, against the same set of goals, to the extent applicable to the executive officer. Each executive officer, including each NEO, had his performance assessed against the incentive compensation (EBITDA) employee focused goal and the operating budget financial focused goal. In addition, the Compensation Committee considered (1) the asset sales financial focused goal and the spin-off of RPI in assessing Mr. Khan's performance, (2) the occupancy performance focused goal in assessing Mr. Barocas' performance and (3) the anchor relationship focused goal in assessing Mr. Pesin's performance. On the basis of those assessments and the weighting of the goals described above, the Compensation Committee awarded each of Messrs. Barocas and Pesin his target bonus of 100% of his base salary for 2011, or $750,000. For a description of Mr. Khan's bonus please see footnote 3 to the table above.

        Equity Awards.    In 2010, Hewitt reviewed the long-term incentive compensation practices of the Benchmark Companies and recommended, based on its review, that the Company implement an equity-based long-term incentive plan and that the Company grant key employees equity awards in connection with the Company's emergence from bankruptcy in order to remain competitive and provide key employees with a proprietary interest in the Company's long-term success. After receiving Hewitt's recommendations and proposals, on October 27, 2010, in anticipation of the Company's emergence from bankruptcy, the Company adopted the form of the 2010 Equity Plan, which provides for grants of stock-based awards and performance-based compensation (collectively, the "Awards") to directors, officers and other employees of the Company. The purpose of the Awards is to attract, retain and motivate the Company's directors, officers and employees by providing them with a proprietary interest in the Company's long-term success or compensation based on the attainment of performance goals.

        Pursuant to their respective employment agreements, the following Awards of restricted common stock and non-qualified stock options were made under the 2010 Equity Plan to NEOs. For a description of the Awards granted to the NEOs and their terms, see the "Grants of Plan-Based Awards" table below.

Name	Restricted Common Stock	Non-Qualified Stock Options
Sandeep Mathrani	1,500,000	2,000,000
Michael B. Berman	50,000	400,000
Shobi Khan	—	400,000
Alan J. Barocas	—	400,000
Richard S. Pesin	—	400,000

        The following Awards of non-qualified stock options were made under the 2010 Equity Plan to NEOs in August of 2011. For a description of the Awards granted to the NEOs and their terms, see the "Grants of Plan-Based Awards" table below.

Name	Non-Qualified Stock Options
Sandeep Mathrani	882,353
Michael B. Berman(1)	N/A
Steven J. Douglas(2)	500,000
Shobi Khan	400,000
Alan J. Barocas	400,000
Richard S. Pesin	400,000

(1)
Mr. Berman was not an employee of the Company in August of 2011, and, as a result, did not receive an equity grant.

(2)
Mr. Douglas forfeited his equity grant in connection with his separation of employment, see "Employment Arrangements for Former Executive Officers" below.

        The objectives of the Company's long-term incentive compensation program are to:

  •
  reward achievement over a multi-year period;

  •
  align the interests of executives with those of shareholders by focusing executives on the shareholder return performance of the Company; and

  •
  provide a retention mechanism through multi-year vesting.

        The Committee oversees grants of long-term incentives on an annual basis and at such other times as may be warranted. A target long-term incentive award value is established for each executive as a multiple of base salary. The Committee determines the target grant amounts using factors similar to those used in setting annual incentive targets, including the executive's level of responsibility within the Company and internal and external equity considerations.

        The long-term equity awards made to our named executive officers in August 2011 consisted of stock options. Stock options reward our executives for increases in the value of our common stock.

They are "pay-for-performance" and aligned with shareholder interests because they have no value unless the share price appreciates. The multi-year vesting of our stock options also serves as a retention incentive for our executives.

2011 Total Compensation

        In order to provide our shareholders with a more complete picture of the compensation of our NEOs that is consistent with the way the Compensation Committee views our compensation program, we are providing supplemental compensation information not required by the SEC. The table below shows, for each NEO serving as an executive officer of the Company at the end of 2011, the NEO's salary, bonus, and annual long-term equity incentive award value for services performed in 2011. In contrast, the Summary Compensation Table on page 39 discloses the one-time non-recurring compensation items made in part to recruit and attract highly talented executives.

Name	Performance Year	Salary(1)	Annual Cash Incentive Award	Long-Term Equity Incentive Award Value(2)	Total Compensation(3)
Sandeep Mathrani	2011	$1,200,000	$1,500,000	$3,877,324	$6,577,324
Michael B. Berman	2011	$750,000	N/A	N/A	$750,000
Steven J. Douglas(4)	2011	$750,000	N/A	$2,197,150	$2,947,150
Shobi Khan	2011	$750,000	$700,000	$1,757,720	$3,207,720
Alan J. Barocas	2011	$750,000	$750,000	$1,757,720	$3,257,720
Richard S. Pesin	2011	$750,000	$750,000	$1,757,720	$3,257,720

(1)
Reflects annualized salary amounts. Messrs. Mathrani, Berman, Khan, Barocas, and Pesin commenced employment in 2011 on January 17, December 15, June 13, January 17 and January 17, respectively.

(2)
These amounts represent stock option awards granted in August 2011 to each of our NEOs (except Mr. Berman who was not an employee at the time). Each option had a grant date fair value of approximately $4.39.

(3)
Total compensation represents the summation of annualized base salary, the cash incentive award paid in March 2012 rewarding performance for 2011, and the pro-rata value of the stock option grants made on August 2, 2011, reflective of services provided and performance for 2011.

(4)
Mr. Douglas' employment terminated as of December 31, 2011. He forfeited his equity grant in connection with his separation of employment, see "Employment Arrangements for Former Executive Officers" below for a description of Mr. Douglas' severance arrangements.

Equity Grant Practices

        We prohibit insider trading and require pre-clearance by the Company's Compliance Officer in connection with any purchase, sale or similar transaction to be made in any of the Company's securities by directors or executive officers or their respective family members. Further, we prohibit aggressive and speculative trading in our securities by our officers, directors and employees and their respective family members, including, but not limited to, short sales of GGP stock, or the purchase or sale of options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to GGP stock. Except as described below with respect to Mr. Mathrani's initial grant of options, the exercise price of each stock option awarded under our equity plans is the closing price of our common stock on the NYSE on the date of grant.

Retirement Benefits

        The Company does not provide any defined benefit pension benefits or supplemental pension benefits to executive officers.

Perquisites

        Except in very limited circumstances, the Company's executive officers do not receive perquisites or other benefits that are not available to all of the Company's employees. In connection with their retention, Messrs. Mathrani, Barocas and Pesin became eligible for reimbursement of relocation expenses, in the maximum amount of $350,000 for Mr. Mathrani and $150,000 for each of Messrs. Barocas and Pesin. See the "Summary Compensation Table" below for more information on perquisites and relocation expense reimbursement.

Employment Arrangements for Former Executive Officers

        Steven J. Douglas.    Mr. Douglas was the Company's Executive Vice President and Chief Financial Officer from July 2010 until December 15, 2011. Mr. Douglas's annual base salary for 2010 was $650,000, which was increased to $750,000 starting January 1, 2011. Under the terms of his separation agreement with the Company, Mr. Douglas received a lump sum payment of $500,000 and the Award of 500,000 options granted to Mr. Douglas on August 2, 2011 under the 2010 Equity Plan was cancelled. In addition, in connection with the sale of Mr. Douglas' residence in Chicago, the Company paid Mr. Douglas an additional $244,059, representing the net amount of the difference in value between $1,535,000 (the agreed purchase price of the residence) and the actual sale price of the residence, plus all reasonable and customary closing costs related to the sale of the residence, grossed up. The Company also paid Mr. Douglas $21,000 following the expiration of the revocation period set forth in his separation agreement.

Impact of Regulatory Requirements on Compensation

        Section 162(m).    The Compensation Committee considered the anticipated tax treatment to the Company and our executive officers of various payments and benefits. The Compensation Committee determined not to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will monitor the impact to the Company and consider whether any changes in the Company's programs are warranted. However, the Compensation Committee may continue to approve compensation that does not meet the requirements of Section 162(m) if necessary to attract new hires or to ensure competitive levels of total compensation for the executive officers.

Compensation Committee Report

        We, the undersigned members of the Compensation Committee of the Board of Directors of GGP, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and consultation with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in GGP's Annual Report on Form 10-K for the year ended December 31, 2011.

John G. Schreiber (Chair) Mary Lou Fiala Cyrus Madon

Summary Compensation Table

        The following table provides information on the compensation of the Company's NEOs for the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(10)	Total ($)
Sandeep Mathrani	2011	1,153,846	1,500,000		—	3,877,324	2,200,228	8,731,398
Chief Executive Officer(3)	2010	—	—		20,700,000	9,980,000	—	30,680,000
Michael B. Berman	2011	34,615	—		718,500	1,836,200	452,000	3,041,315
Chief Financial Officer and
Executive Vice President(4)
Steven J. Douglas	2011	750,000	—		—	2,197,150	788,059	3,735,209
Executive Vice President,	2010	287,500	608,252	(6)	736,500	784,000	2,000	2,418,252
Chief Financial Officer(5)
Shobi Khan	2011	418,269	700,000		—	3,510,160	552,000	5,180,429
Chief Operating Officer(7)
Alan J. Barocas	2011	721,154	750,000		—	3,532,960	164,250	5,168,364
Senior Executive
Vice President, Leasing(8)
Richard S. Pesin	2011	721,154	750,000		—	3,532,960	14,250	5,018,364
Executive Vice President,
Anchors, Development and
Construction(9)

(1)
Except as described herein, these amounts represent cash bonuses earned for the year shown that are paid in the following year pursuant to the Incentive Compensation Plan. See the "Compensation Discussion and Analysis" above for a description of the Company's Incentive Compensation Plan.

(2)
These amounts represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards and options pursuant to the Company's 2010 Plan. Assumptions used in the calculation of these amounts are included in the footnote "Stock-Based Compensation Plans" included in the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

(3)
Pursuant to Mr. Mathrani's employment agreement, he received grants of restricted stock and option awards in 2010. His GGP start date was January 17, 2011.

(4)
Only 2011 compensation information is provided for Mr. Berman as his GGP start date was December 15, 2011.

(5)
Mr. Douglas's employment with GGP terminated as of December 31, 2011.

(6)
This amount represents $358,252 paid by the Company as a bonus for the purpose of offsetting Mr. Douglas' travel costs in lieu of relocation and $250,000 paid pursuant to the GGP Modified Cash Value Added Incentive Compensation Plan, which was pro-rated from Mr. Douglas' start date but subject to adjustment by Mr. Mathrani.

(7)
Only 2011 compensation information is provided for Mr. Khan as his GGP start date was June 13, 2011.

(8)
Only 2011 compensation information is provided for Mr. Barocas as his GGP start date was January 17, 2011.

(9)
Only 2011 compensation information is provided for Mr. Pesin as his GGP start date was January 17, 2011.

(10)
The following table describes the components of the "All Other Compensation" column for fiscal year 2011:

All Other Compensation Table

Name	401(k) Matching Contribution ($)	Sum of Dividends on Restricted Stock ($)	Relocation Expenses ($)		Signing Bonus ($)	Other(4)		Total ($)
Sandeep Mathrani	9,231	1,020,000	92,607	(1)	1,000,000	78,390	(2)	2,200,228
Michael B. Berman	—	—	—		450,000	2,000	(3)	452,000
Steven J. Douglas	10,000	34,000	—		—	744,059	(4)	788,059
Shobi Khan	—	—	—		550,000	2,000	(3)	552,000
Alan J. Barocas	12,250	—	150,000	(5)	—	2,000	(3)	164,250
Richard S. Pesin	12,250	—	—		—	2,000	(3)	14,250

(1)
Pursuant to the terms of Mr. Mathrani's employment agreement, the Company agreed to reimburse Mr. Mathrani for reasonable relocation expenses not to exceed $350,000. This number represents the amount Mr. Mathrani incurred in 2011.

(2)
Pursuant to the terms of Mr. Mathrani's employment agreement, the Company agreed to pay Mr. Mathrani's life insurance coverage premiums for the duration of his employment period which totaled $10,166 in 2011. This amount also includes allocations to Mr. Mathrani in 2011 for personal use of a car leased by the Company ($11,424) and utilization of 50% of an assistant's time for personal purposes ($54,800), representing 50% of his assistant's salary and severance. Additionally, he was awarded preferred stock of certain GGP REIT subsidiaries valued at $2,000.

(3)
These amounts represent awards of preferred stock of certain GGP REIT subsidiaries.

(4)
See "Employment Arrangements for Former Executive Officers" on page 38 for a description of Mr. Douglas' severance arrangements.

(5)
Pursuant to the terms of Mr. Barocas' employment agreement, the Company agreed to reimburse Mr. Barocas for reasonable relocation expenses not to exceed $150,000.

Grants of Plan-Based Awards for Fiscal Year Ended 2011

        The following table provides information on incentive awards made to the NEOs in 2011. These incentive awards were made pursuant to the Incentive Compensation Plan and the 2010 Plan, which are described under "Compensation Discussion and Analysis."

        In the following table, threshold, target and maximum estimated possible payouts are provided. Under the terms of the Incentive Compensation Plan, no payments will be made if the percentage of Budget EBITDA Achieved, as defined in the Incentive Compensation Plan, is less than 90%. As a result, the threshold payout under the Incentive Compensation Plan in the following table is estimated assuming a 90% performance level, the lowest whole percentage at which payment would be made under the plan. The target payout is estimated assuming a 100% performance level, while the maximum payout is estimated assuming a performance level of 110% or above (resulting in a payment of 200% of the executive's target award, which is the cap on potential awards under the Incentive

Compensation Plan). All three payout scenarios assume that no discretion is exercised to increase or decrease the executive's payout.

						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
								Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Sandeep Mathrani
Option Grants under 2010 Plan	08/02/11		—	—	—	—	882,353	15.32	3,877,324	(5)
Stock Grants under 2010 Plan	—		—	—	—	—	—	—	—
Incentive Compensation Plan	—		(6)	1,500,000	3,000,000	—	—	—	—
Michael B. Berman
Option Grants under 2010 Plan	12/15/11		—	—	—	—	400,000	14.37	1,836,200	(8)
Stock Grants under 2010 Plan	12/15/11		—	—	—	50,000	—	—	718,500	(8)
Incentive Compensation Plan(7)	—		—	—	—	—	—	—	—
Steven J. Douglas
Option Grants under 2010 Plan	08/02/11	(9)	—	—	—	—	500,000	15.32	2,197,150	(5)
Stock Grants under 2010 Plan	—		—	—	—	—	—	—	—
Incentive Compensation Plan(7)	—		—	—	—	—	—	—	—
Shobi Khan
Option Grants under 2010 Plan	06/13/11		—	—	—	—	400,000	15.83	1,752,440	(5)
	08/02/11		—	—	—	—	400,000	15.32	1,757,720	(5)
Stock Grants under 2010 Plan	—		—	—	—	—	—	—	—
Incentive Compensation Plan	—		(6)	750,000	1,500,000	—	—	—	—
Alan J. Barocas
Option Grants under 2010 Plan	01/24/11		—	—	—	—	400,000	14.67	1,775,240	(5)
	08/02/11		—	—	—	—	400,000	15.32	1,757,720	(5)
Stock Grants under 2010 Plan	—		—	—	—	—	—	—	—
Incentive Compensation Plan	—		(6)	750,000	1,500,000	—	—	—	—
Richard S. Pesin
Option Grants under 2010 Plan	01/24/11		—	—	—	—	400,000	14.67	1,775,240	(5)
	08/02/11		—	—	—	—	400,000	15.32	1,757,720	(5)
Stock Grants under 2010 Plan	—		—	—	—	—	—	—	—
Incentive Compensation Plan	—		(6)	750,000	1,500,000	—	—	—	—

(1)
Note that actual amounts paid under the Incentive Compensation Plan for 2011 are set forth in the Summary Compensation Table on page 39.

(2)
These stock grants were made pursuant to the 2010 Plan.

(3)
These option grants were made pursuant to the 2010 Plan.

(4)
These exercise prices do not reflect the January 2012 adjustment resulting from the spin-off of RPI.

(5)
These amounts represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards and options pursuant to the 2010 Plan. Assumptions used in the calculation of these amounts are included in the footnote "Stock Based Compensation Plans" included in the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

(6)
In the event the percentage achieved is between the threshold and target levels, the amount to be distributed shall be calculated on a straight line interpolation basis between the two levels.

(7)
In 2011, Mr. Berman and Mr. Douglas did not participate in the Incentive Compensation Plan.

(8)
These amounts represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards and options pursuant to the 2010 Plan. Assumptions used in the calculation of these amounts are included in the footnote "Stock-Based Compensation Plans" included in the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. The grant date fair value of common stock is the closing price on the grant date ($14.37 per share).

(9)
Per the terms of Mr. Douglas' Separation Agreement, Mr. Douglas forfeited all rights under such award upon his termination of employment on December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

        The following table provides information concerning the number and value of outstanding stock options and restricted stock held by the NEOs at December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Sandeep Mathrani	500,000	1,500,000	(2)	10.25	10/27/2020	—		—
	—	—		—	—	1,000,000	(3)	15,020,000
	—	882,353	(4)	15.32	08/02/2021
Michael B. Berman	—	400,000	(5)	14.37	12/15/2021	—		—
	—	—		—	—	50,000	(6)	751,000
Steven J. Douglas(7)	200,000	—		14.73	12/31/2012	—		—
Shobi Khan	—	400,000	(8)	15.83	06/13/2021	—		—
	—	400,000	(4)	15.32	08/02/2021	—		—
Alan J. Barocas	—	400,000	(9)	14.67	01/24/2021	—		—
	—	400,000	(4)	15.32	08/02/2021	—		—
Richard S. Pesin	—	400,000	(9)	14.67	01/24/2021	—		—
	—	400,000	(4)	15.32	08/02/2021	—		—

(1)
This amount represents the value of the shares of common stock that have not vested based on the closing price per share of our common stock on the NYSE on December 30, 2011 ($15.02).

(2)
Represents options granted pursuant to the 2010 Plan on October 27, 2010. These options vest in full on October 27, 2014.

(3)
Represents shares granted pursuant to the 2010 Plan on November 9, 2010. These shares vest in full on November 9, 2013.

(4)
Represents options granted pursuant to the 2010 Plan on August 2, 2011. These options vest in full on August 2, 2016.

(5)
Represents options granted pursuant to the 2010 Plan on December 15, 2011. These options vest in full on December 15, 2016.

(6)
Represents shares granted pursuant to the 2010 Plan on December 15, 2011. These shares vest in full on December 15, 2014.

(7)
Per the terms of Mr. Douglas' Separation Agreement, Mr. Douglas forfeited all rights under any unvested awards upon his termination of employment on December 31, 2011.

(8)
Represents options granted pursuant to the 2010 Plan on June 13, 2011. These options vest in full on June 13, 2016.

(9)
Represents options granted pursuant to the 2010 Plan on January 24, 2011. These options vest in full on January 24, 2015.

Option Exercises and Stock Vested for Fiscal Year Ended 2011

        The following table provides information on option exercises under all plans during the fiscal year ended December 31, 2011 by each of the NEOs and restricted stock that vested during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Sandeep Mathrani	—	—	500,000	7,125,000
Michael B. Berman	—	—	—	—
Steven J. Douglas	—	—	50,000	707,000
Shobi Khan	—	—	—	—
Alan J. Barocas	—	—	—	—
Richard S. Pesin	—	—	—	—

(1)
This amount represents the difference between the option exercise price and the closing price per share of our common stock on the NYSE on the exercise date, multiplied by the number of shares exercised.

(2)
This amount represents the closing price per share of our common stock on the NYSE on the vesting date, multiplied by the number of shares vested.

Potential Payments Upon Termination of Employment or Change in Control

        On October 27, 2010, the Company entered into an employment agreement with Sandeep Mathrani, pursuant to which Mr. Mathrani agreed to serve, for an initial five-year term commencing on January 17, 2011, as Chief Executive Officer of the Company. The term of the agreement automatically renews for additional one-year periods thereafter unless either party provides notice of non-renewal at least 90 days prior to the end of the initial term or renewal term, as applicable. Under Mr. Mathrani's employment agreement, if the Company terminates Mr. Mathrani's employment without "cause" or does not renew the employment agreement following the initial term, or if Mr. Mathrani terminates his employment for "good reason" (as such terms are defined in his employment agreement), then Mr. Mathrani is eligible to receive:

  •
  2 years of salary continuation;

  •
  2 times his annual bonus for the previous year;

  •
  pro rata annual bonus for the year of termination (based on his annual bonus for the previous year);

  •
  full vesting of the Awards described below under "Employment Arrangements for New Executive Officers";

  •
  vesting of the portion of the annual Awards that would otherwise vest during the two year period following termination; and

  •
  2 years of welfare benefit continuation.

        If Mr. Mathrani's employment is terminated due to death or disability, then Mr. Mathrani is eligible to receive a pro rata annual bonus for the year of termination (based on his annual bonus for the previous year) and full vesting of all Awards.

All of the Company's executive officers, except for Mr. Mathrani, are "at-will" employees. Although the NEOs described in this section, except for Mr. Mathrani, are at-will employees, each one is eligible to receive severance payments if his employment is terminated by us "without cause":

  •
  For Mr. Khan, the severance payment is equal to his annual base salary plus a prorated bonus.

  •
  For Messrs. Barocas and Pesin, the severance payment is equal to six months of the officer's annual base salary plus a prorated bonus.

  •
  For Mr. Berman, if terminated by us without cause prior to the vesting of his initial Award of 400,000 stock options, he is eligible to receive the following benefits:

  •
  a severance payment equal to two year's base salary and incentive;

  •
  his initial Award of 50,000 shares of restricted stock will vest immediately; and

  •
  the portion of his initial Award of 400,000 stock options that would have vested during the one year period following the termination date shall vest on the termination date.

        In addition, under the 2010 Equity Plan, (1) in the event of a termination of service due to death, disability or retirement, any unvested stock options and restricted stock awards immediately terminate and, in the case of stock options, the vested portion remains exercisable until the earlier of 3 years following such termination of service or the expiration of any such stock options and (2) in the event of a termination of service for any other reason, any unvested stock options and restricted stock awards immediately terminate and, in the case of stock options, the vested portion remains exercisable until the earlier of one year following such termination of service or the expiration of any such stock options.

        The following table illustrates the payments that we estimate would be payable to each of our NEOs on termination of employment under each of the circumstances described in the table, assuming the termination occurred on December 31, 2011. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment. The value of early vesting of Awards has been calculated based on the closing price of our common stock on December 30, 2011 of $15.02.

Estimated Payments Upon Termination Of Employment on December 31, 2011

Name	Salary	Cash Bonus		Early Vesting of Awards		Total
Sandeep Mathrani:
Termination by the Company Without Cause or by Mr. Mathrani for Good Reason	$2,400,000	$2,000,000	(2)	$32,070,000	(1)	$36,470,000
Termination due to Death or Disability	—	$1,000,000	(2)	$32,070,000	(1)	$33,070,000
Michael Berman:
Termination by the Company Without Cause	$1,500,000	$900,000	(3)	$52,000		$2,452,000
Shobi Khan(4):
Termination by the Company Without Cause	$750,000	$500,000	(5)	—		$1,250,000
Alan Barocas:
Termination by the Company Without Cause	$375,000	$550,000	(5)	—		$925,000
Richard Pesin:
Termination by the Company Without Cause	$375,000	$550,000	(5)	—		$925,000

(1)
Under Mr. Mathrani's employment agreement, if the Company terminates Mr. Mathrani's employment without "cause", if Mr. Mathrani terminates his employment for "good reason" or if Mr. Mathrani's employment is terminated due to death or disability, then Mr. Mathrani is eligible to receive, among other things, full vesting of the Awards described below under "Employment Arrangements for New Executive Officers." This amount represents full vesting of his 1,500,000 restricted shares ($22,530,000) and full vesting of his options to purchase 2,000,000 shares of common stock at $10.25 per share ($9,540,000).

(2)
Mr. Mathrani's employment agreement provides that if his employment is terminated prior to the payment of any annual bonus, the payment upon termination will be based on an amount of $1,000,000.

(3)
If Mr. Berman's employment is terminated by the Company without cause prior to the vesting of his initial Award of 400,000 stock options, he is eligible to receive, among other benefits, a severance payment equal to two year's base salary and incentive. This amount represents two times Mr. Berman's guaranteed award paid in March 2012. Mr. Berman is eligible for a guaranteed minimum incentive payment of $750,000, payable in 2013, based upon his performance in 2012.

(4)
If Mr. Khan voluntary terminates his employment with the Company or is terminated for cause before the second anniversary of his start date, he will be required to repay the Company the full amount of his signing bonus within 30 days of his termination date.

(5)
If the NEO is terminated by the Company without cause on December 31, 2011, the NEO is eligible for a prorated bonus for 2011. This amount represents the NEO's minimum discretionary bonus for 2011.

        None of our NEOs is entitled to payment of any benefits in connection with a termination "for cause." In the event of a "for cause" termination, all stock options, including the vested portion, issued under the 2010 Equity Plan are forfeited and all unvested restricted stock awards issued under the 2010 Equity Incentive Plan are also forfeited.

        None of our NEOs is entitled to payment of any benefits upon a change in control of the Company. The 2010 Equity Plan provides that upon a "change in control" of the Company (as defined in the 2010 Equity Plan), the Compensation Committee may make adjustments to the terms and conditions of outstanding awards in its discretion, including, acceleration of vesting and exercisability of awards, substitution of awards with substantially similar awards and cancellation of awards for fair value.

Change in Control

        GGP's 2010 Plan provides that upon a change in control of GGP (as defined in the 2010 Plan) the Compensation Committee may make adjustments to the terms and conditions of outstanding awards in its discretion, including, acceleration of vesting and exercisability of awards, substitution of awards with substantially similar awards and cancellation of awards for fair value.

Employment Arrangements for New Executive Officers

        To secure the leadership necessary to guide the Company through these challenging times, the Board entered into employment arrangements with our new executive officers, as described below.

        Sandeep Mathrani.    On October 27, 2010, the Company entered into an employment agreement with Sandeep Mathrani, pursuant to which Mr. Mathrani agreed to serve, for an initial five-year term commencing on January 17, 2011, as Chief Executive Officer of the Company. The term of the agreement automatically renews for additional one-year periods thereafter unless either party provides notice of non-renewal at least 90 days prior to the end of the initial term or renewal term, as applicable. Mr. Mathrani served as a consultant to our Company from October 27, 2010 to January 16, 2011. The Company agreed, pursuant to his employment agreement, to nominate Mr. Mathrani to the Company's Board of Directors for so long as Mr. Mathrani serves as Chief Executive Officer of the Company. The employment agreement further provides for a $1,000,000 signing bonus, reimbursement of reasonable relocation expenses up to $350,000, an annual base salary of $1,200,000 and a target annual bonus of $1,500,000, including a guaranteed minimum annual bonus of $1,000,000 for the 2011 and 2012 calendar years.

        In accordance with the terms and conditions of the employment agreement, (i) the Company granted to Mr. Mathrani on the Effective Date, an Award of 1,500,000 shares of restricted common stock, which will vest in three equal installments on each of the first three anniversaries of the grant date and (ii) pursuant to a nonqualified stock option award agreement, on October 27, 2010, the Company granted to Mr. Mathrani an Award of options to acquire 2,000,000 shares of common stock, which will vest in four equal installments on each of the first four anniversaries of the grant date. The options have an exercise price of $10.25 per share. The restricted stock and options were awarded pursuant and subject to the terms and conditions of the 2010 Equity Plan. Commencing in 2012, Mr. Mathrani will be entitled to receive, on an annual basis, at his election, either options to purchase an additional number of shares of common stock equal to five times his previous year's annual base salary divided by the then current trading price of common stock, or shares of restricted stock of equivalent value (based on the Black-Scholes pricing model).

        If the Company terminates Mr. Mathrani's employment without "cause" or does not renew the employment agreement following the initial term, or if Mr. Mathrani terminates his employment for "good reason," (as each such terms are defined in his employment agreement) then Mr. Mathrani is eligible to receive two years of salary continuation, two times his annual bonus for the previous year, pro rata annual bonus for the year of termination (based on his annual bonus for the previous year), full vesting of the Awards described above, vesting of the portion of the annual Awards that would otherwise vest during the two year period following termination and two years of welfare benefit continuation. If Mr. Mathrani's employment is terminated due to death or disability, then Mr. Mathrani is eligible to receive pro rata annual bonus for the year of termination (based on his annual bonus for the previous year) and full vesting of all Awards.

        Other NEOs.    All of the Company's executive officers, except for our Chief Executive Officer Sandeep Mathrani, are "at-will" employees. We have no written or oral employment agreements with these executive officers. The descriptions below summarize our employment arrangements with each of our NEOs other than Mr. Mathrani. All of the compensation arrangements we have with our executive officers, including those described below, are reviewed and may be modified from time to time by the Compensation Committee of our Board of Directors.

  •
  Annual Base Salary.  The current annual base salary for each of Messrs. Khan, Barocas, Berman and Pesin is $750,000 less applicable taxes and withholdings.

  •
  Signing Bonus.  Mr. Berman received a guaranteed award of $450,000 in March 2012. Mr. Khan received a signing bonus of $550,000. If Mr. Khan voluntary terminates his employment with the Company or is terminated for cause before the second anniversary of his start date, he will be required to repay the Company the full amount of his signing bonus within 30 days of his termination date.

  •
  Bonus Plans.  Messrs. Barocas and Pesin are each eligible for a minimum discretionary bonus of $500,000, payable in 2012 and 2013, based upon each individual's respective performances in 2011 and 2012. Mr. Berman is eligible for a guaranteed minimum incentive payment of $750,000, payable in 2013, based upon his performance in 2012. Each of these cash bonuses will be determined under our Incentive Compensation Plan.

  •
  Equity Incentive Compensation.  Additionally, each of the foregoing individuals received an Award of 400,000 non-qualified options to purchase shares of our common stock under our 2010 Equity Plan, which vest ratably over four years (in the case of Messrs. Khan, Barocas and Pesin) or five years (in the case of Mr. Berman). Mr. Berman also received an Award of 50,000 restricted shares of common stock, which will vest over three years.

  •
  Other Compensation.  Each of Messrs. Barocas and Pesin are eligible for reimbursement of relocation expenses of up to $150,000, and Mr. Barocas may be entitled to receive an additional amount of up to $150,000 for relocation if we relocate him from Chicago.

  •
  Severance.  Although the above listed executive officers are at-will employees, each of Messrs. Khan, Barocas, Berman and Pesin is eligible to receive severance payments plus a prorated bonus if his employment is terminated by us without cause. For Mr. Khan, the severance payment is equal to his annual base salary. For Messrs. Barocas and Pesin, the severance payment is equal to six months of the officers' annual base salary. If Mr. Berman is terminated by the Company without cause prior to the vesting of his initial Award of 400,000 stock options, Mr. Berman will be eligible to receive the following benefits: (i) a severance payment equal to two year's base salary and incentive; (ii) the initial Award of 50,000 shares of restricted stock will vest immediately; and (iii) the portion of his initial Award of 400,000 stock options that would have vested during the one year period following the termination date shall vest on the termination date.

 Compensation Committee Interlocks and Insider Participation

        The following directors serve as members of the Compensation Committee: Cyrus Madon, Mary Lou Fiala and John G. Schreiber. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2011, and no member of the Compensation Committee was formerly an officer of the Company or was a party to any disclosable related party transaction involving the Company. During fiscal year 2011, none of our executive officers served on the compensation committee or board of directors of any other company that has or had executive officers serving as members of the Board of Directors, or the Compensation Committee of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock by certain persons as of February 27, 2012. In the case of persons other than our executive officers and directors or where we have received additional information from the beneficial owner, the information presented in this table is based upon the most recent filings with the SEC. The tables list the applicable percentage ownership based on 937,599,557 shares of common stock outstanding as of February 27, 2012. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of February 27, 2012 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding these options or warrants, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. On November 9, 2010, we issued 120 million warrants to purchase our common stock on a one-for-one basis to the Plan Sponsors and Blackstone collectively. Following the date of issuance, the conversion ratio for the warrants was adjusted in connection with our 2010 and 2011 dividends, which resulted in the warrants becoming exercisable for approximately 131.7 million shares of our common stock. Other than approximately 63.1 million shares of our common stock that would be issuable upon the exercise of warrants issued to Pershing Square and Fairholme, which warrants may only be exercised upon 90 days prior notice, the remaining warrants are immediately exercisable and therefore the common stock underlying such warrants is included in the table below. Unless otherwise noted, the address for each reporting person below is c/o General Growth Properties, Inc., 110 North Wacker Drive, Chicago, Illinois 60606.

        The table below sets forth such estimated beneficial ownership for:

  •
  each stockholder that is known to us to be a beneficial owner of more than 5% of the Company's outstanding common stock;

  •
  each director and director nominee;

  •
  each NEO; and

  •
  all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Beneficial Owners of in excess of 5% of our common stock:
Brookfield Investor(1)	415,230,652	(2)	41.5%
Pershing Square(3)	72,233,712		7.7%
The Blackstone Investors(4)	55,139,979	(5)	5.8%
Directors and Named Executive Officers:
Sandeep Mathrani, Chief Executive Officer and Director	2,100,000	(6)(7)	*
Michael B. Berman, Chief Financial Officer and Executive Vice President	50,000	(6)	*
Steven J. Douglas, former Chief Financial Officer and Executive Vice President	234,275	(7)	*
Shobi Khan, Chief Operating Officer	20,000		*
Alan J. Barocas, Senior Executive Vice President, Leasing	100,000	(7)	*
Richard S. Pesin, Executive Vice President, Anchors, Development and Construction	100,000	(7)	*
Richard B. Clark, Director(1)	—		*
Mary Lou Fiala, Director	17,790	(6)	*
J. Bruce Flatt, Director(1)	—		*
John K. Haley, Director	35,327	(6)	*
Cyrus Madon, Director(1)	—		*
David J. Neithercut, Director	24,250	(6)	*
Mark R. Patterson, Director	11,024	(6)	*
John G. Schreiber, Director(4)	55,154,693	(6)	5.8%
All directors and executive officers as a group (17 persons)	58,062,222	(6)(7)	6.1%

*
Represents beneficial ownership of less than 1 percent.

(1)
According to the Form 13D Amendment that was filed on May 12, 2011, the following Brookfield entities may be deemed to constitute a "group" within the meaning of Section 13(d)(3) under the Exchange Act and Rule 13d-5(b)(1) thereunder and each member of the "group" may be deemed to beneficially own all shares of common stock and warrants held by all members of the "group": Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC, Brookfield Retail Holdings V LP, Brookfield Asset Management Inc., Trilon Bancorp Inc., Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP, Brookfield Private Funds Holdings Inc., Brookfield Retail Split LP, Brascan Asset Management Holdings Ltd., Brookfield US Holdings Inc., Brookfield US Corporation, Brookfield REP GP Inc., Brookfield Retail Split II LLC and Brookfield Retail Holdings VI LLC. Accordingly, each of the above Brookfield entities may be deemed to beneficially own 415,230,652 shares of common stock (which includes the 63,129,250 shares of common stock issuable upon exercise of the warrants), constituting beneficial ownership of 41.5% of the shares of the Company's common stock. The following Brookfield entities beneficially own more than 5% of the outstanding shares of the Company's common stock in the following amounts: (i) Brookfield Retail Holdings VI LLC beneficially owns 113,943,507 shares of common stock, representing approximately 12.2% of the shares of the Company's common stock, (ii) Brookfield Retail Holdings II LLC beneficially owns 67,294,620 shares of common stock (which includes the 14,099,243 shares of common stock issuable upon exercise of the warrants), constituting beneficial ownership of 7.1% of the shares of the Company's common stock, (iii) Brookfield Retail Holdings III LLC beneficially owns 77,190,870 shares of common stock (which includes the 16,172,658 shares of common stock issuable upon exercise of the warrants), constituting beneficial ownership of 8.1% of the shares of the Company's common stock, and (iv) Brookfield Retail Holdings LLC beneficially owns 98,103,091 shares of common stock (which includes the 20,546,815 shares of common stock issuable upon exercise of the warrants), constituting beneficial ownership of 10.2% of the shares of the Company's common stock. The following investors in such entities may be deemed to beneficially own more than 5% of the outstanding shares of the Company's common stock in the following amounts: (i) Future Fund Board of Guardians may be deemed to share voting and investment power over 301,309,545 shares of common stock of the Company (which includes 301,287,145 of the shares of common stock held by Brookfield Investor, including the 63,129,250 shares of common stock issuable upon exercise of the warrants, and an additional 22,400 shares of common stock held by Future Fund Board of Guardians according to the Schedule 13D Amendment filed with the SEC on May 12, 2011), representing approximately 30.1% of the Company's common stock; (ii) China Investment Corporation may be deemed to share voting and investment power over 301,418,248 of the shares of common stock held by Brookfield Investor, including the 63,129,250 shares of common stock issuable upon exercise of the warrants, and an additional 131,103 shares of common stock held by China Investment Corporation according to the Schedule 13D Amendment filed with the SEC on May 19, 2011), representing approximately 30.1% of the Company's common stock; and (iii) Stable Investment Corporation and Best Investment Corporation, both subsidiaries of China Investment Corporation, may be deemed to share voting and investment power over 301,287,145 of the shares of common stock held by Brookfield Investor, including the 63,129,250 shares of common stock issuable upon exercise of the warrants, representing approximately 30.1% of the Company's common stock. By virtue of the various agreements and arrangements among the Brookfield entities, Future Fund Board of Guardians and/or China Investment Corporation, Stable Investment Corporation and Best Investment Corporation may be deemed to be members of a "group" with certain Brookfield entities. Each of Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC and Brookfield Retail Holdings V LP (collectively, the "Investment Vehicles") expressly disclaims, to the extent permitted by applicable law, (a) beneficial ownership of any shares of common stock and warrants held by each of the other Investment Vehicles and (b) beneficial ownership of any shares of common stock held by Brookfield Retail Holdings VI LLC. The address of each such Brookfield-managed entity is c/o Brookfield Retail Holdings LLC, Level 22, 135 King Street, Sydney NSW 2000, Australia.

(2)
Includes 63,129,250 shares of common stock issuable upon the exercise of Brookfield's warrants.

(3)
According to a Schedule 13D filed on October 24, 2011, the shares of common stock are beneficially owned by Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC and William A. Ackman. Pershing Square Capital Management, L.P., PS Management GP, LLC and Mr. Ackman report shared voting and dispositive power over all 72,233,712 shares of the Company's common stock beneficially owned by the reporting persons. Pershing Square GP, LLC reports shared voting and dispositive power over 33,679,074 of the shares of the Company's common stock beneficially owned by the reporting persons. PS Management GP, LLC's principal business is serving as the sole general partner of Pershing Square Capital Management, L.P. Pershing Square GP, LLC's principal business is serving as the sole general partner of Pershing Square, L.P., a Delaware limited partnership, and Pershing Square II, L.P., a Delaware limited partnership. The principal occupation of William A. Ackman is serving as the Chief Executive Officer of Pershing Square Capital Management, L.P. and the managing member of each of PS Management GP, LLC and Pershing Square GP, LLC. The address of each of the reporting persons described in this footnote is 888 Seventh Avenue, 42nd Floor, New York, New York 10019.

(4)
According to a Schedule 13D Amendment filed on July 25, 2011, such shares are beneficially owned by the eleven Blackstone entities: Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.F L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Holdings VI L.P. and Blackstone GGP Principal Transaction Partners L.P. (collectively the "Blackstone Funds") and BREP (GGP) VI L.P., BREP (GGP) VI-A L.P., BREP (GGP) VI.TE.1 L.P. and BREP (GGP) VI.TE.2 L.P. (collectively, the "Blackstone Subsidiaries"), Blackstone Real Estate Associates VI (GGP) L.L.C. is the general partner of each of the Blackstone Subsidiaries. Blackstone Real Estate Associates VI L.P. is the general partner of six of the Blackstone Funds and BREP VI Side-by-Side GP L.L.C. is the general partner of the other Blackstone Fund. Blackstone Real Estate Associates VI L.P. is also the sole member of the Blackstone Real Estate Associates VI (GGP) L.L.C. BREA VI L.L.C. is the general partner of Blackstone Real Estate Associates VI L.P. Blackstone Holdings III L.P. is the managing member of BREA VI L.L.C and the sole member of BREP VI Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group L.P. is the managing member of Blackstone Holdings III GP Management L.L.C. The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C. Stephen A. Schwarzman is the founding member of Blackstone Group Management L.L.C. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by The Blackstone Investors directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares except to the extent of its or his indirect pecuniary interest therein. Mr. Schreiber controls Centaur Partners IV, L.P., which is a member of BREA VI L.L.C. and a partner in Blackstone Real Estate Holdings VI L.P., and any disposition of securities of the Company held by the Blackstone Funds and the Blackstone Subsidiaries requires his approval. Accordingly, Mr. Schreiber may be deemed to share dispositive power over the securities of the Company held by the Blackstone Funds and the Blackstone Subsidiaries, although Mr. Schreiber has waived his approval right so long as the shares of the Company's common stock held by the Blackstone Subsidiaries remain subject to the pledge described in Item 6 of the Schedule 13D Amendment filed on July 25, 2011. Mr. Schreiber disclaims beneficial ownership of such shares except to the extent of his indirect pecuniary interest therein. The address of The Blackstone Investors and each other entity or individual described in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(5)
Includes 5,489,500 shares of our common stock issuable upon exercise of Blackstone's warrants.

(6)
Includes shares of restricted stock which have not yet vested. These amounts are as follows: Mr. Mathrani, 1,000,000 shares; Mr. Berman, 50,000 shares; Ms. Fiala, 8,145 shares; Mr. Haley, 6,504 shares; Mr. Neithercut, 11,426 shares; Mr. Patterson, 9,537 shares; and Mr. Schreiber, 11,426 shares.

(7)
Includes shares of our common stock that such person has a right to acquire within 60 days after February 27, 2012 pursuant to stock options granted under our incentive plans. These amounts are as follows: Mr. Mathrani, 500,000 shares; Mr. Douglas, 200,000 shares; Mr. Barocas, 100,000 shares; Mr. Pesin, 100,000 shares; and all other executive officers, 214,863 shares.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2011.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2011 with management.

        The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has also received the written disclosures and the letter from the independent registered public accountants required by the PCAOB regarding the independent accountant's communication with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the issue of their independence.

        Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

                      John K. Haley (Chair)
                      Mary Lou Fiala
                      David J. Neithercut

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 2 on the Proxy Card).

        The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2012 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2012. The Board has ratified this selection. Deloitte & Touche LLP, an independent registered public accounting firm, also served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2001 through 2011. We are submitting the selection of independent registered public accounting firm for stockholder ratification at the Annual Meeting. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting that the stockholders ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

        Although ratification by stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that a policy of requesting ratification by stockholders of its selection of an independent registered public accounting firm is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee may reconsider the selection of Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

        Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Auditor Fees and Services

        The following table presents the fees paid by the Company to its independent registered public accounting firm, Deloitte & Touche LLP, for the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 and the effectiveness of the Company's internal control over financial reporting, and fees billed for other services rendered by Deloitte & Touche LLP and its affiliates for those periods. Audit services consisted principally of the audits of the Company's annual consolidated financial statements and internal control over financial reporting, the audit of The Rouse Company LLC (f/k/a The Rouse Company LP), and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q. The 2010 audit services also include auditing of the purchase price allocation, and consents, comfort letters and other services related to SEC matters, the majority of which related to registration statements associated with the Company's bankruptcy emergence. The 2011 audit-related services consisted primarily of carve-out audits of Rouse Properties, Inc. for the years ended 2008, 2009, and 2010 and various stand-alone audits. The 2010 audit-related services consisted principally of carve-out audits of The Howard Hughes Corporation for the years ended 2007, 2008, and 2009, and various accounting consultations. Tax services consisted principally of services necessitated by the Company's ongoing tax compliance requirements. Tax services provided in 2011 primarily relate to the 2010 tax reporting year and thus include services associated with additional tax compliance requirements due to the Company's recapitalization transaction. All Other fees relate to information technology advisory services.

	2011	2010
Audit Fees	$2,800,000	$5,391,254
Audit-Related Fees	$1,741,200	$1,958,490
Tax Fees	$1,129,134	$900,641
All Other Fees	$228,000	$—

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the Company's independent auditor, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. Pre-approval is typically provided at regularly scheduled Audit Committee meetings, but the Audit Committee has delegated to its Chair the authority to grant pre-approval for specified matters between meetings as necessary, provided the matter is then presented to the full Audit Committee at the next scheduled meeting. The Audit Committee has granted pre-approval for routine and recurring audit, non-audit and tax services, in each case with fees less than $50,000. Under the policies adopted by the Audit Committee, if the invoice for a previously approved service materially exceeds the estimated fee or range of fees, the Audit Committee or its Chair must approve such excess amount prior to payment of the invoice; the Company's independent auditors have been informed of this policy.

        In pre-approving the services generating fees in 2011, the Audit Committee has not relied on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.

 PROPOSAL 3—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 3 on the Proxy Card).

        Recently enacted federal legislation (Section 14A of the Exchange Act) requires that we provide in this Proxy Statement for a non-binding stockholder advisory vote on our executive compensation as described in this Proxy Statement (commonly referred to as "say-on-pay"). This vote will provide us with information regarding investor sentiment about our executive compensation program. The Compensation Committee will be able to consider this say-on-pay when determining executive compensation for the remainder of 2012 and beyond.

        We encourage stockholders to review the Compensation Discussion and Analysis section, which discusses our compensation policies and programs for 2011. For most of 2011, our executive compensation program was designed to pay for performance and align our compensation programs with business strategies focused on our emergence from bankruptcy, as well as long-term growth and creating value for stockholders while also paying competitively and focusing on the total compensation perspective. We feel this design is evidenced by the following:

  •
  We provide a significant portion of our total compensation in the form of performance-based compensation.

  •
  Our annual performance-based bonus is based on the achievement of corporate financial measures, such as adjusted EBITDA, and individual goals and objectives that promote the Company's success.

  •
  Our long-term incentive opportunities are based on achieving long-term stockholder value.

  •
  The Compensation Committee retains discretion over annual performance-based bonuses and performance share grants applicable to the named executive officers and has exercised such discretion to limit the amount that would otherwise have been payable under such awards.

  •
  We provide a mix of short-term and long-term and cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages and aligning executive officer compensation with business strategies focused on long-term growth and creating value for stockholders.

        The Board strongly endorses the Company's executive compensation program and recommends that stockholders vote in favor of the following resolution:

    RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the SEC's rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is, hereby approved on an advisory basis.

        The vote on the resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our executive officers. Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

 PROPOSAL 4—APPROVAL OF THE ADOPTION OF THE GENERAL GROWTH PROPERTIES, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors unanimously recommends a vote for the approval of the adoption of the Amended and Restated Employee Stock Purchase Plan
(Item 4 on the Proxy Card).

        We are asking our stockholders to approve the adoption of the ESPP. Under the rules of the NYSE, the implementation of an equity compensation plan such as the ESPP requires stockholder approval.

        The Board believes that the ESPP will play an important role in our efforts to attract employees of outstanding ability and encourages these individuals to take into account the long-term interests of the Company and our stockholders. Subject to shareholder approval, effective January 1, 2012, the Board adopted the ESPP, which was subsequently amended and restated on February 23, 2012.

        The following provides a summary of the material terms of the ESPP. The summary is not complete, however, and is qualified by the terms of the ESPP, a copy of which we have attached to this proxy statement as Appendix A.

Purpose of the ESPP

        The purpose of the ESPP is to assist employees of the Company (and its affiliates and subsidiaries) to acquire a stock ownership interest in the Company, to align employee and stockholder interests and provide additional motivation to enhance stockholder value by providing employees a continuing opportunity to purchase shares of common stock of the Company at a discount, through periodic offerings under the ESPP. The ESPP is not intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Shares Available Under the ESPP

        The maximum aggregate number of shares of common stock available for issuance under the ESPP will be 2,000,000.

ESPP Administration

        The ESPP is administered by the Compensation Committee. Subject to the express provisions of the ESPP, the Committee interprets the ESPP, issues rules for administering the ESPP and makes all other determinations necessary or appropriate for administration of the ESPP. The Committee has the authority to delegate administration of the ESPP.

Eligibility

        All employees of the Company, and participating affiliates and subsidiaries whose customary employment is more than twenty (20) hours per week are eligible to participate in the ESPP.

Offering Periods

        In general, there are two offering periods during a calendar year of six (6) months duration each (each an "Offering Period") under the ESPP, with new Offering Periods commencing on January 1 and July 1 of each year. During an Offering Period, payroll deductions will be made and be held for the purchase of our common stock at the end of each Offering Period. The Compensation Committee may, in its discretion, establish other dates for offering periods under the ESPP.

Participation

        Eligible employees may participate in the ESPP by enrolling in the ESPP during any open enrollment period. Open enrollment periods will be established by the Compensation Committee from time to time prior to each Offering Period.

Participation Levels and Limits

        The ESPP generally permits a participant to purchase common stock through payroll deductions in amounts equal to between 1% to 10% of the participant's compensation up to a maximum of 3,000 shares of our common stock during any Offering Period. Changes to payroll deductions may only be made during an open enrollment period.

        On the first business day of an Offering Period, each employee who has elected to participate in the ESPP is granted an option to purchase shares of our common stock. On the last business day of the Offering Period, the participant is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions and limited to no more than 3,000 shares. However, no participant may be granted an option which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such shares of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Purchase Price

        Under the terms of the ESPP, the purchase price is an amount equal to the lesser of 85% of the fair market value per share of our common stock on the first business day of an Offering Period or 85% of the fair market value per share of our common stock on the last business day of an Offering Period. The fair market value of our common stock is the closing price as of such date as reported on the NYSE.

Withdrawals from the ESPP

        A participant shall have no right to withdraw or sell a share of common stock credited to his or her account until the earlier of: (i) the first day of the twenty-fourth (24th) month following the first day of the Offering Period during which the share was purchased or (ii) a change-in-control of the Company.

        A participant may at any time withdraw all of the funds held in the ESPP that have yet to be used to purchase shares by notifying the Company, and thereby cease participation in the ESPP; except that no participant may withdraw during the ten (10) days immediately preceding the last business day of an Offering Period. The Company shall pay the participant his or her cash balance without interest within thirty (30) days of such notice. A withdrawing participant may participate in subsequent Offering Periods under the ESPP by enrolling during a subsequent open enrollment period.

Termination of Employment

        Termination of a participant's employment for any reason other than death ceases his or her participation in the ESPP immediately. In such event, the Company shall promptly refund the participant his or her cash balance without interest thereon or deduction therefrom.

        In the case of the participant's death during an Offering Period, no further payroll deductions shall be taken nor shares purchased on behalf of the deceased and the Company shall promptly refund to the executor or administrator of such deceased participant, the cash balance in such deceased participants account without interest thereon or deduction therefrom.

Amendment, Termination and ERISA Status

        Stockholder approval of any amendment to the ESPP shall be obtained in the manner and to the degree required under applicable law or the rules of the stock exchange upon which our common stock is listed. Subject to the foregoing, the Board or the Compensation Committee may, at any time, amend or terminate the ESPP. Upon the termination of the ESPP, all amounts in the accounts of affected participants shall be carried over into a successor plan or shall be promptly refunded without interest or deduction to the affected participants and all shares of common stock credited to participant accounts shall be forwarded to such participants.

        The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Adjustments in Case of Changes Affecting Shares

        The number of shares of common stock authorized to be issued under the ESPP shall be adjusted proportionately in the event of any stock split, stock dividend, recapitalization, or other subdivision, combination or reclassification of the shares of our common stock, and shall be subject to such other adjustments as may be deemed equitable by the Compensation Committee.

Benefits Under the ESPP

        Participation in the ESPP is voluntary and we cannot now determine the benefits to be granted in any plan period to any particular employee.

Certain Federal Income Tax Consequences

        The following is a brief summary of the principal federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of shares of common stock acquired under the plan. The ESPP is not intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code. The summary is not intended to be exhaustive and does not describe all federal, state or local laws. We cannot assure you that these laws and regulations will not change in the future.

        A participant will not have income upon the grant of the option on the first day of the Offering Period. Upon exercise of the option as of the last day of the offering period, the amount by which the fair market value of the shares of stock on the purchase date exceeds the purchase price (i.e., the "spread") will be taxed as ordinary income to the participant and the Company will be entitled to a deduction in an equal amount, unless limited by Section 162(m) of the Code. The participant and the Company will also be subject to employment taxes (i.e., Social Security and Medicare taxes) on the spread.

        Upon subsequent sales of the shares of common stock purchased under the ESPP, the participant may realize short-term or long-term capital gain or loss, depending on the holding period of the shares, if such shares constitute capital assets in the participant's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will generally be the option exercise price under the plan and the amount of ordinary income recognized by the participant on the last day of the offering period.

 ADDITIONAL INFORMATION

Stockholder Communications with the Board

        Stockholders or other interested persons wishing to communicate with members of the Board may contact them by writing to them, c/o Corporate Secretary, at our principal executive offices at 110 North Wacker Drive, Chicago, Illinois 60606. Correspondence may be addressed to the independent directors as a group, the entire Board or one or more individual members of the Board, at the election of the sender. Any such communication will be promptly distributed to the director or directors named therein. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the recipient considers to be important for all directors to know.

Electronic Access to Proxy Materials and Directions

        Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, the Company's proxy materials, including this Proxy Statement and our Annual Report, are available for you to review online. To request a paper copy of proxy materials, please call 1-800-579-1639, or you may request a paper copy by email at sendmaterial@proxyvote.com, or by logging onto www.proxyvote.com.

        For directions to the Annual Meeting site, please visit our website at: www.ggp.com.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials), addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        A number of banks and brokers with account holders who are beneficial holders of the Company's common stock will be householding the Company's Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials). If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable), please notify your bank or broker, or contact Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company's Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) at their address and would like to request householding of their communications should contact their bank or broker or Investor Relations at the contact address and telephone number provided above.

The Annual Report

        The Company's Annual Report for fiscal year 2011 is available for viewing on the Company's website www.ggp.com under "Investors—Shareholder Information." Please read it carefully.

 Annual Report on Form 10-K

        The Company filed with the SEC an annual report on Form 10-K for fiscal year ended December 31, 2011. Stockholders may obtain a copy, without charge, by visiting the Company's website at www.ggp.com.

        The Company will provide a copy of the fiscal year 2011 annual report on Form 10-K, including the financial statements and financial schedule, upon written request to the Corporate Secretary, at our principal executive offices at 110 North Wacker Drive, Chicago, Illinois 60606. Additionally, we will provide copies of the exhibits to the annual report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

Stockholder Proposals and Nomination of Directors at the 2013 Annual Meeting of Stockholders

        If a stockholder intends to present any proposal for inclusion in the Company's proxy statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8), it must be received at our principal executive offices no later than December 28, 2012. This notice must be in writing, must include any additional information and materials required by our bylaws, and must comply with the other provisions of Rule 14a-8.

        Under our Amended and Restated Bylaws ("Bylaws"), nominations for director and any other business proposal may be made by a stockholder entitled to vote at the 2013 Annual Meeting of Stockholders who delivers written notice, along with the additional information and materials required by our Bylaws, to our Corporate Secretary not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting. As specified in the Bylaws, different notice deadlines apply in the case of a special meeting, when the date of an annual meeting is more than 30 days before or more than 70 days after the first anniversary of the prior year's meeting, or when the first public announcement of the date of an annual meeting is less than 100 days prior to the date of such annual meeting. Accordingly, for our annual meeting in the year 2013, we must receive this notice on or after December 28, 2012, and on or before January 28, 2013. You may obtain a copy of our Bylaws by writing to our Corporate Secretary. A matter submitted to us in accordance with our Bylaws may be presented at next year's annual meeting, but we are not required to include any such matter in our proxy statement unless the submission also complies with Rule 14a-8. However, the persons named in the proxy for next year's annual meeting will not have discretionary authority to vote with respect to the matter submitted unless we state in the proxy statement the nature of the matter and how the persons named in the proxy intend to vote with respect to the matter. Any matter which is not timely submitted to us in accordance with the requirements of our Bylaws may not be acted upon at the meeting.

Appendix A

GENERAL GROWTH PROPERTIES, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

(Effective as of February 23, 2012)

1.     Purpose.

        General Growth Properties, Inc., a Delaware corporation (the "Company") sponsors this General Growth Properties, Inc. Employee Stock Purchase Plan, effective February 23, 2012 as set forth in this document, as the same may be amended from time to time (the "Plan"). The purpose of the Plan is to assist employees of GGP Limited Partnership, a Delaware limited partnership ("GGPLP") and General Growth Management, Inc., a Delaware corporation ("GGMI"), and any other parent or subsidiary of the Company that is designated by the Committee as eligible for participation, in acquiring a stock ownership interest in the Company by providing employees a continuing opportunity to purchase shares of common stock of the Company ("Shares"), through periodic offerings under the Plan. The Plan is not intended to qualify as an "employee stock purchase plan" under section 423 of the Code.

2.     Definitions.

        For purposes of the Plan:

          (a)   "Account" means the non-interest bearing account that an Employer shall establish for its Eligible Employees who are Participants to which Participants' payroll deductions pursuant to the Plan shall be credited.

          (b)   "Agent" means the person or persons appointed in accordance with Paragraph 3(d).

          (c)   "Authorization" means the authorization described in Paragraph 5(a) pursuant to which the Participant authorizes payroll deductions to the Account.

          (d)   "Change-in-Control" means the occurrence of any of the following:

      (i)
      the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of more than 50% of the then outstanding voting securities of the Company;

      (ii)
      the consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

      (iii)
      the consummation of a plan of complete liquidation of the Company or of the sale or disposition by the Company of all or substantially all of the Company's assets.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means the committee described in Paragraph 3(a).

          (g)   "Company" means General Growth Properties, Inc., a Delaware corporation.

          (h)   "Compensation" means the total amount of compensation for services paid to a Participant during an Offering Period by an Employer that would be reportable on Internal Revenue Service Form W-2, plus amounts that are not includible in income for federal income tax purposes that a Participant elects to contribute pursuant to a plan or an arrangement described in Code Sections 125(d) or 401(k).

          (i)    "Date of Grant" means the first business day of an Offering Period.

          (j)    "Eligible Employee" means any Employee of an Employer who meets the eligibility requirements of Paragraph 4.

          (k)   "Employee" means each person in an employee-employer relationship with an Employer who is designated as an employee on the payroll of the Employer that employs the individual. Notwithstanding anything herein to the contrary, an individual is not an Employee during any period in which the individual is classified by an Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of an Employer for purposes of withholding of taxes, regardless of whether the individual's status is subsequently reclassified.

          (l)    "Employer" means GGP Limited Partnership, a Delaware limited partnership, General Growth Management, Inc., a Delaware corporation, their respective subsidiaries, and any other parent or subsidiary of the Company that is designated by the Committee as eligible for participation. All participating employers are referred to herein individually as an "Employer" and collectively, as the "Employers".

          (m)  "Fair Market Value" means, on any given date, the closing price of the Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the bid and ask prices of the Shares as reported on the New York Stock Exchange, or if the Shares are not so reported, the fair market value of the Shares as determined by the Committee in good faith. If there are no sales reports or bid or ask quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or ask quotations shall be used.

          (n)   "Investment Account" means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

          (o)   "Offering Period" means each of the six-month periods commencing January 1 and July 1 or such other dates which may be determined by the Committee.

          (p)   "Participant" means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

          (q)   "Plan" means the General Growth Properties, Inc. Employee Stock Purchase Plan effective January 1, 2012, as set forth in this document, as the same may be amended from time to time.

          (r)   "Purchase Date" means the last business day of an Offering Period.

          (s)   "Purchase Price" means, with respect to any Offering Period, the lesser of:

      (i)
      eighty-five percent (85%) percent of the Fair Market Value of a Share on the Date of Grant of such Offering Period; or

      (ii)
      eighty-five percent (85%) percent of the Fair Market Value of a Share on the Purchase Date of such Offering Period.

          (t)    "Shares" means shares of common stock of General Growth Properties, Inc.

          (u)   "Withdrawal Election" means the notice described in Paragraph 8 which a Participant must deliver to an Employer upon withdrawal from the Plan.

3.     Administration.

        (a)   The Compensation Committee of the Board of Directors of the Company or such other committee as shall be designated by the Board of Directors of the Company (the "Committee") shall administer the Plan. The Committee, if other than the Compensation Committee, shall consist of two or more members of the Board of Directors appointed by the Board of Directors to administer the Plan. All Committee members shall serve, and may be removed, in accordance with the general rules applicable to the Committee.

        (b)   For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or any action approved in writing by all members of the Committee, shall be the action of the Committee.

        (c)   Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. The Committee shall have the discretion to impose a holding period during which the sale of Shares acquired under the Plan is restricted for a period of time after purchase, provided that reasonable advance notice is given to Participants. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

        (d)   The Committee or its delegate under Section 3(e) may engage an Agent to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants' Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

        (e)   The Committee shall have full discretionary authority to delegate ministerial functions to the management of one or more of the Employers.

4.     Eligibility.

        All Employees whose customary employment is more than 20 hours of work per week shall be eligible to participate in the Plan.

5.     Election to Participate.

        (a)    Payroll Deduction Authorization.    Each Eligible Employee may become a Participant by submitting a completed payroll deduction authorization in a form prepared by the Employer by which such Eligible Employee is employed (the "Authorization") to such Employer during the calendar month preceding a Date of Grant and no later than five (5) business days before the applicable Date of Grant. An Eligible Employee's Authorization shall give notice of such Eligible Employee's election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall specify a percentage of Compensation (ranging in whole number amounts from no less than 1% to no more than 10%) to be withheld through payroll deductions on each payday. All payroll deductions shall be made on an after-tax basis. The cash compensation payable to a Participant for an Offering Period shall be reduced each payday through a payroll deduction by the percentage amount specified in the Authorization, and such amount shall be credited to the Participant's Account under the Plan. All funds credited to Accounts may be used by the Employer for any corporate purpose, subject to the

Participant's right to withdraw an amount equal to the balance accumulated in his or her Account as described in Paragraph 8. Funds credited to Accounts shall not be required to be segregated from the general funds of the Employer. Any Authorization shall remain in effect until the Eligible Employee amends the same pursuant to Paragraph 6, withdraws pursuant to Paragraph 8 or ceases to be an Eligible Employee pursuant to Paragraph 14.

        Notwithstanding the foregoing, if an Eligible Employee submits an Authorization on or after February 24, 2012 but before March 10, 2012, the Eligible Employee shall become a Participant immediately thereafter, and such Authorization shall become effective as of the payroll date coincident with or next following March 23, 2012 and shall apply to the remainder of the Offering Period that runs from January 1, 2012 through June 30, 2012. The Purchase Price for all Shares purchased during this Offering Period shall be based on the value of such Shares on the Grant Date and Purchase Date for such Offering Period as provided under Section 2(s) and without regard to the date of the submission of the Authorization under the special enrollment window provided under this paragraph.

        (b)    No Interest on Funds in Accounts.    No interest shall accrue for the benefit of or be paid to any Participant with respect to funds credited to any Account for such Participant.

6.     Deduction Changes.

        A Participant may increase or decrease his or her payroll deduction by submitting a new Authorization to the Employer by which such Participant is employed. The change will become effective for payroll periods beginning in the next Offering Period. The new Authorization must be received by the Employer at least five (5) business days before the beginning of the next Offering Period to be effective.

7.     Limit on Purchase of Shares.

        Each Participant may only purchase 3,000 Shares during any Offering Period. Additionally, no Participant shall be granted an option under the Plan to the extent that, immediately after the Date of Grant, such Participant would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, the Employers or of any of their respective subsidiaries, and no option granted under the Plan shall permit a Participant to purchase stock under all employee stock purchase plans maintained by the Company, the Employers and their parent and subsidiaries which, in the aggregate, exceeds $25,000 worth of stock (determined under Paragraph 7(ii) below) for each calendar year in which the option is outstanding at any time. For purposes of this Paragraph 7:

  (i)
  The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

  (ii)
  Notwithstanding anything contained herein to the contrary, in no case shall any Participant accrue a right to purchase a number of Shares for any calendar year that would have a Fair Market Value in excess of $25,000. For purposes of the preceding sentence, the determination of the Fair Market Value of any Shares is made as of the first day of the Offering Period applicable to such Shares; and

  (iii)
  A right to purchase Shares that has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights under the Plan or any other plan.

8.     Withdrawal of Funds.

        Any Participant may withdraw from participation under the Plan at any time, except that no Participant may withdraw during the ten (10) days immediately preceding the Purchase Date of any Offering Period. A Participant who wishes to withdraw from the Plan must deliver a notice of withdrawal in a form prepared by the Employer by which such Participant is employed (the "Withdrawal Election") to such Employer not later than ten (10) days prior to the Purchase Date during any Offering Period. Upon receipt of a Participant's Withdrawal Election, the Employer shall pay to the Participant the amount of the balance in the Participant's Account in cash in one lump sum within thirty (30) days, without interest thereon or deduction therefrom. Partial withdrawal shall not be permitted. Upon receipt of a Withdrawal Election, the Participant shall cease to participate in the Plan. Any such withdrawing Participant may again commence participation in the Plan in a subsequent Offering Period by submitting to the Employer an Authorization pursuant to Paragraph 5(a) hereof.

9.     Method of Purchase and Investment Accounts.

        (a)    Purchase of Shares.    Participants having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have authorized purchase of the number of whole Shares that the funds in such Account would purchase at the Purchase Price, subject to the limits:

  (i)
  on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan pursuant to Paragraph 10; and

  (ii)
  on the number of Shares that may be made available for purchase to any individual Participant, as set forth in Paragraphs 5(b) and 7.

        Shares will be purchased as set forth above if a Participant does not withdraw such funds at least ten (10) days prior to the Purchase Date as permitted by Paragraph 8. As soon as practicable after the Purchase Date, all Shares to be purchased shall be delivered to the Agent and shall thereafter be credited to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11. Fractional Shares may not be purchased under the Plan. Any funds remaining in the Account of a Participant after a Purchase Date shall be retained in the Account for the purchase of additional Shares in subsequent Offering Periods, subject to the Participant's withdrawal rights under Paragraph 8. Until Shares are actually delivered to the Agent and credited to Investment Accounts, no Participant shall have any rights of any kind in the Shares.

        (b)    Dividends on Shares Held in Investment Accounts.    All cash dividends paid with respect to the Shares credited to a Participant's Investment Account shall, unless otherwise directed by the Participant, be credited to his or her Account and used to purchase additional Shares, subject to Participants' withdrawal rights under Paragraph 8 and the other limits of the Plan. The additional Shares shall be purchased on the open market at the market price (and not at a discount) as soon as practicable after the dividends are paid.

        (c)    Adjustment of Shares on Application of Aggregate Limits.    If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) exceeds the number of Shares available for purchase under the Plan for a particular Offering Period, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant's Account as of the Purchase Date bears to the total amount credited to all Participants' Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants' Accounts subject to the terms and conditions of the Plan.

10.   Stock Subject to Plan.

        Subject to adjustment in accordance with Section 20, the maximum number of Shares that may be issued pursuant to the Plan is 2,000,000 shares. At the option of the Company, the Shares delivered pursuant to the Plan may be authorized but previously unissued shares or treasury shares or shares purchased in the open market or privately negotiated transactions for purposes of the Plan. In addition, the Committee may impose such limitations as it deems appropriate on the number of Shares that shall be made available for purchase under the Plan with respect to any Offering Period.

11.   Withdrawal of Certificates and Sale of Shares.

        A Participant shall have the right to receive a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by notifying the Agent; provided, however, that no Participant may receive a certificate until the earlier of: (i) first day of the twenty-fourth (24th) month following the Date of Grant for the Shares for which the Participant is requesting a certificate or (ii) a Change-in-Control. A Participant shall have no right to sell or otherwise transfer Shares credited to his or her Investment Account until the earlier of (i) the expiration of the twenty-four (24) month period described above or (ii) a Change-in-Control.

12.   Registration of Certificates.

        Each certificate for Shares withdrawn by a Participant may be registered only in the name of the Participant, or, if the Participant has so indicated in the manner designated by the Committee, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenants-in-common or as community property with a member of the Participant's family without right of survivorship.

13.   Voting.

        The Agent shall vote all Shares held in an Investment Account in accordance with the Participant's instructions.

14.   Termination of Employment.

        (a)   Any Participant (i) whose employment by an Employer is terminated for any reason (except death) on or before the last day of an Offering Period, or (ii) who ceases to be an Eligible Employee on or before the last day of an Offering Period, shall cease being a Participant as of the date of such termination of employment or cessation of eligibility. Upon such event, there shall be promptly refunded to such Participant the entire cash balance in such Participant's Account without interest thereon or deduction therefrom.

        (b)   If a Participant shall die on or before the last day of an Offering Period, no further payroll deductions shall be taken nor Shares purchased on behalf of the deceased Participant. Upon such death, there shall be promptly refunded to the executor or administrator of such deceased Participant the entire cash balance in such Participant's Account without interest thereon or deduction therefrom.

        (c)   For Participants subject to Section 14(a) or (b) above, all withdrawals of Share certificates shall continue to be made pursuant to Section 11 above, and accordingly, any Shares credited to a Participant's Investment Account shall not be available for withdrawal or sale until the twenty-fourth (24th) month following the Date of Grant for the applicable Shares.

15.   Merger, Reorganization, Consolidation or Liquidation.

        In the event of a merger, reorganization or consolidation in which the Company is not the surviving entity or the liquidation of all of the assets of the Company, either (a) the Board of Directors of the Company in its sole discretion may require that the surviving entity provide to each Participant rights that are equivalent to such Participant's rights under the Plan, or (b) the Committee may cause the Offering Period to end on the date immediately prior to the consummation of such merger or other transaction.

16.   Governing Law; Compliance With Law.

        This Plan shall be construed in accordance with the laws of the State of Delaware. Each Employer's obligations hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for such Employer, be required.

17.   Assignment.

        The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

18.   No Rights as Shareholder.

        No Eligible Employee or Participant shall by reason of participation in this Plan have any rights of a shareholder of the Company until Shares are actually delivered to the Agent and credited to the Participant's Investment Account under the Plan.

19.   No Right to Continued Employment.

        Neither the Plan nor any right granted under the Plan shall confer upon any Eligible Employee or Participant any right to continuance of employment with any Employer, or interfere in any way with the right of an Employer to terminate the employment of such Participant.

20.   Adjustments in Case of Changes Affecting Shares.

        In the event of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of the Shares, the maximum number of Shares that may be issued under the Plan as set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares, such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event.

21.   Amendment of the Plan.

        The Board of Directors of the Company or the Committee may at any time, or from time to time, amend the Plan in any respect. To the extent necessary to comply any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval in such a manner and to such a degree as required.

22.   Termination of the Plan.

        The Plan and all rights of Participants under any offering hereunder shall terminate when the maximum number of Shares available for sale under the Plan have been purchased, or, with respect to any Employer, at such earlier time as the Board of Directors of the Company or the Committee, in

their discretion, choose to terminate the Plan with respect to such Employer. Upon termination of the Plan with respect to one or more of the Employers, all amounts in the Accounts of affected Participants shall be carried forward into the Participant's Account under a successor plan, if any, or shall be promptly refunded without interest or deduction and certificates for all Shares credited to a Participant's Investment Account shall be forwarded to him or her.

23.   Governmental Regulations.

        (a)   Anything contained in the Plan to the contrary notwithstanding, the Company shall not be obligated to sell any Shares or deliver any certificates evidencing Shares unless and until the Company is satisfied that such sale and delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

        (b)   Each Employer may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

24.   Repurchase of Shares.

        The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

25.   Shareholder Approval.

        The Plan is subject to approval by shareholders of the Company as required by applicable stock exchange rules. If such shareholder approval is not obtained at the first shareholders' meeting at which the Plan is on the agenda, but in any event before the first Purchase Date under the Plan the Plan shall be canceled, any pending options shall be null and void and all payroll deductions shall be returned.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M443650-P19473 GENERAL GROWTH PROPERTIES, INC. 110 N. WACKER DR. CHICAGO, IL 60606 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain For All Withhold All For All Except ! ! ! ! ! ! Yes No ! ! ! ! ! ! WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by General Growth Properties, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTING INSTRUCTIONS Your vote also constitutes voting instructions with respect to any shares held in the General Growth 401(k) Savings Plan (the "Savings Plan"). If no instructions are received by 5:00 pm Eastern Time on April 24, 2012, shares of stock held by you in the Savings Plan will be voted in the same proportion as votes received from other participants in the Savings Plan. You can view the Annual Report and Proxy Statement on the Internet at www.proxyvote.com GENERAL GROWTH PROPERTIES, INC. Please indicate if you plan to attend this meeting. 3. Approval, on an advisory basis, of the compensation paid to the named executive officers. 4. Approval of Amended and Restated Employee Stock Purchase Plan. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. For address changes, please check this box and write them on the back where indicated. 1. ELECTION OF DIRECTORS Nominees: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4. (Please date and sign this proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.) 2. Ratification of the selection of independent registered public accounting firm. 01) Richard B. Clark 02) Mary Lou Fiala 03) J. Bruce Flatt 04) John K. Haley 05) Cyrus Madon 06) Sandeep Mathrani 07) David J. Neithercut 08) Mark R. Patterson 09) John G. Schreiber ! ! !

M43651-P19473 Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.) GENERAL GROWTH PROPERTIES, INC. PROXY This Proxy is solicited on behalf of the Board of Directors Sandeep Mathrani and Stacie L. Herron, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $0.01 par value, of GENERAL GROWTH PROPERTIES, INC., standing in the name of the undersigned on the Company's books at the close of business on February 27, 2012, at the Annual Meeting of Stockholders to be held at the Company's principal executive offi ces, 110 North Wacker Drive, Chicago, Illinois, at 9:00 a.m., local time, on April 27, 2012, or at any postponement(s) or adjournment(s) thereof, as follows: The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. This proxy also serves as a voting instruction card to the Trustee of the General Growth 401(k) Savings Plan (the "Savings Plan"). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD (PROPOSAL NO. 1), FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2), FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 3), AND FOR THE APPROVAL OF THE GENERAL GROWTH PROPERTIES, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL NO. 4), AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND, IN THE CASE OF SHARES HELD IN THE SAVINGS PLAN, IN ACCORDANCE WITH THE TERMS OF SUCH SAVINGS PLAN. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Admission Ticket General Growth Properties, Inc. Admission Ticket Admission Ticket Annual Meeting of Stockholders Date – April 27, 2012 Time – 9:00 a.m., local time Location – 110 North Wacker Drive Chicago, Illinois 60606 ADMITTANCE WILL BE DENIED WITHOUT A TICKET IF YOU PLAN TO ATTEND THE MEETING